UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

Amendment No. 1
to

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  August 3, 2005

CHILCO RIVER HOLDINGS INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0001278595 (Commission File Number)	98-0419129 (IRS Employer Identification No.)

16027 Arrow Hwy Suite D Irwindale, CA 91706 (Address of Principal Executive Offices) (Zip Code)

646-330-5859
(Registrant’s Telephone Number, including Area Code)

595 Howe Street, Suite 206
Vancouver, British Columbia, Canada, V6C 2T5
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 415 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K is being filed to include the proper Exhibit 99.9, which was inadvertently omitted from the Form 8-K filed by Registrant on August 9, 2005. No other changes to the Form 8-K have been made.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        All statements other than statements of historical or current facts included in this current report on Form 8-K or incorporated by reference herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, among other things, those matters discussed under the caption “Risk Factors,” as well as the following:

•	the impact of general economic conditions in the Peru;
•	industry conditions, including competition;
•	business strategies and intended results;
•	our ability to integrate acquisitions into our operations and management;
•	risks associated with the hotel industry and real estate markets in general;
•	the impact of terrorist activity or war, threats of terrorist activity or war and responses to terrorist activity on the economy in general and the travel and hotel industries in particular;
•	travelers' fears of exposure to contagious diseases;
•	legislative or regulatory requirements; and
•	access to capital markets.

        Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this report. We assume no obligation to update or revise them or provide reasons why actual results may differ.

Item 1.01.    Entry into a Material Definitive Agreement

Share Exchange Agreement

        On July 15, 2005, Chilco River Holdings Inc., a Nevada Registrant (the “Registrant ” or the “Corporation ”), entered into a Share Exchange Agreement dated July 15, 2005 (the “Share Exchange Agreement ”), with KUBUK International, Inc., a California Registrant (the “Kubuk ”); Tom Liu, David Liu, Lee Kuen Cheung, Wai Yung Lau, Zheng Liu, Yizhi Zeng, Luisa Wong, Jack Xu, Yong Yang and Guoxiu Yan (“Shareholders ”); and Tom Liu as Shareholders Representative (“Shareholders Representative ”). The Registrant agreed to acquire or cause one or more of its affiliates to acquire, all of the outstanding capital stock and other equity interests of Kubuk from the Shareholders by issuing 19,250,000 shares of the Registrant’s common stock (the “Exchange Shares ”) as consideration on the terms and subject to the conditions set forth in the Share Exchange Agreement (the “Share Exchange ”). The Registrant filed a current report on Form 8-K on July 20, 2005, describing the material terms of the Share Exchange Agreement. On August 3, 2005, the Registrant closed the Share Exchange.

Escrow Agreement

        Under the terms of the Share Exchange Agreement, the Registrant, Kubuk, the Shareholders, Tom Liu and David Liu (as “Principal Shareholders ”) and an escrow agent were required to enter into an escrow agreement under which the Shareholders were required to place shares of common stock issued in the Share Exchange into escrow to satisfy certain obligations under the Share Exchange Agreement.

        In connection with the closing of the Share Exchange, the Registrant, the Shareholders, the Shareholder Representative and Wasserman, Comden, Casselman & Pearson, LLP, as “Escrow Agent”, entered into an escrow agreement dated August 3, 2005.

        The parties agreed that the Registrant shall place the following Exchange Shares in escrow, subject to release as follows:

Financing Transaction Escrow: The Shareholders will place an aggregate of 5,000,000 Exchange Shares into Escrow (the “Shareholder Escrow Shares ”). The Shareholders and the Registrant agreed that the Registration shall, and each of Tom Liu and David Liu (the “Shareholder Principals ”) shall take all reasonable actions to, obtain the highest price per share of common stock, or any rights, options or warrants to purchase, or securities of any type whatsoever) issued by the Registrant in connection with the Financing Transaction or Subsequent Financing Transaction shall be in excess of $1.00 per share (the “Minimum Price Covenant ”). In addition, the Shareholders and Kubuk, jointly and severally, agreed that Kubuk would deliver audited financial statements of Kubuk (“Kubuk Financials ”) to the Registrant no later than the earlier of (i) 60 days after the Closing Date or (ii) the date that permits the filing of any registration statement required to be filed under the terms of the Financing Transaction (the “Financial Statement Covenant ”). The Shareholder Escrow Shares will be released from escrow as liquidated damages for breach of either the Minimum Price Covenant and Minimum Price Covenant as follows:

(i)	if Minimum Price Covenant is breached, then the number of Shareholder Escrow Shares to be cancelled as liquidated damages shall be calculated as follows:

X = (A/B) — A

where: X = Number of Shareholder Escrow Shares Cancelled

A = 5,000,000

B = Purchase Price Per Share

For the purposes of this Agreement, “Purchase Price Per Share” shall be determined based on completing the Financing Transaction to raise a minimum of $5,000,000 and is defined as cash consideration received or to be received by Chilco or the fair market value of any property received or to be received by Chilco (as shall be verified by Chilco’s independent accounting firm) for each Chilco Common Share issued or to be issued pursuant to exercise or conversion of any convertible or exchangeable security.

(ii)	if the Financial Statement Covenant is breached, then 360,000 Shareholder Escrow Shares shall be released and cancelled as liquidated damages and not a penalty for the breach of the covenant.

Co-Sale Escrow. The Shareholder Principals will place 1,250,000 Exchange Shares into escrow (the “Co-Sale Escrow ”). The Registrant shall use commercially reasonable efforts to permit the Shareholder Principals to offer and sale up to 1,250,000 Exchange Shares to investors on a co-sale basis, in one or more private transactions in connection with the Subsequent Financing Transaction; provided that the Registrant has first raised $15,000,000 in the Subsequent Financing Transaction for the Registrant. After the Registrant has raised $15,000,000 in the Subsequent Financing Transaction, the Registrant will not offer shares of its common stock for its own behalf until the Shareholder Principals have sold shares from the Co-Sale Escrow for proceeds of $5,000,000 or all of the shares are released from Escrow. The Shareholder Principals shall receive all of proceeds from the sale of the shares from the Co-Sale Escrow. The Escrow Agent shall release the shares from the Co-Sale Escrow: (i) to the purchasers of such shares and any remaining shares to the Shareholder Principals once the Shareholder Principals have sold shares for proceeds of $5,000,000; or (ii) to the Shareholder Principals if the Registrant has not raised $15,000,000 in the Subsequent Financing Transaction prior to the third anniversary of the Closing Date.

Rightholder Escrow. The Shareholders will place an aggregate of 2,000,000 Exchange Shares (the “Rightholder Escrow Shares ”) into Escrow (the “Rightholder Escrow ”). Kubuk has obligations to Nefilim Associates, LLC, a Massachusetts limited liability company, T Morgan LLC, a Delaware limited liability company, and Sean Sullivan (the “Rightholders ”) to issue capital stock of Kubuk or an entity acquired by or acquiring Kubuk (collectively, the “Consultant Rights ”) upon satisfaction of certain conditions under the terms of Consulting Agreements dated May 9, 2005 with respect to Sean Sullivan, May 19, 2005 with respect to Nefilim Associates, LLC and June 1, 2005 with respect to T Morgan LLC (collectively, the “Consultant Agreements ”). Exchange Shares will be released from the Rightholder Escrow as follows:

(i)	te Escrow Agent shall release the Rightholder Escrow Shares to the Rightholders, if the Registrant has raised a total of $5,000,000 in the Financing Transaction for the Registrant within thirty (30) days of the Company delivering the Kubuk Financials to the Registrant, subject to a redemption and cancellation right by Chilco with respect to sixty percent (60%) of the Rightholder Escrow Shares, if Chilco has not raised a total of $5,000,000, $10,000,000, $15,000,000 and $20,000,000 (which amount shall include the proceeds paid to the Shareholder Principals under the co sale rights), in the Subsequent Financing Transaction for the Registrant within six (6) or twelve (12) months from the Closing Date; and

(ii)	the Escrow Agent shall release one hundred percent (100%) of the Rightholder Escrow Shares to the Registrant for cancellation if Chilco has not raised a total of $5,000,000 in the Financing Transaction for the Registrant within thirty days of the Registrant delivering the Kubuk Financials to the Registrant.

Share Contribution Agreement

        Under the terms of the Share Exchange Agreement, the Registrant, KUBUK and the Shareholders agreed that the Registrant shall have 2,200,000 shares of common stock issued and outstanding immediately prior to the closing of the Share Exchange.

        In connection with the Share Exchange, the Registrant and Mr. Roy entered into a Share Contribution Agreement dated effective as of August 3, 2005, under which Mr. Roy contributed an aggregate of 3,564,000 shares of the Registrant’s common stock to the Registrant as a Capital Contribution. Former officers and directors, contributed a total of 400,000 shares of common stock: Robert Krause contributed 200,000 shares and Thomas Brady contributed 200,000 shares. The Registrant accepted Mr. Roy’s capital contribution and the cancellation of shares by Mr. Krause and Mr. Brady and cancelled 3,964,000 shares of common stock. No consideration was paid to Mr. Roy in connection with the contribution and cancellation of the shares.

Stock Subscription Agreement

        Under the terms of the Share Exchange Agreement, the Registrant, KUBUK and the Shareholders agreed that the Registrant would satisfy certain debt obligations prior to the closing of the Share Exchange. The Registrant borrowed certain funds from lenders (the “Lenders ”) pursuant to bridge loans in the amount of $100,000 (the “Bridge Loans ”) to satisfy certain current liabilities due immediately prior to Closing. The Lenders and the Registrant agreed to convert the Bridge Loans into shares of common stock of the Registrant at $2.00 per share.

        The Registrant and the Lenders entered into stock subscription agreements under which the Registrant issued 50,000 shares of common stock to the Lender in full satisfaction of the Bridge Loans.

Item 2.01.    Completion of Acquisition or Disposition of Assets

        On July 15, 2005, we entered into a Share Exchange Agreement with Kubuk International, Inc., a California Registrant; its shareholders, Tom Liu, David Liu, Lee Kuen Cheung, Wai Yung Lau, Zheng Liu, Yizhi Zeng, Luisa Wong, Jack Xu, Yong Yang and Guoxiu Yan; and Tom Liu, as Shareholders Representative. Under the terms of the Share Exchange Agreement, we agreed to acquire all of the issued and outstanding capital stock of Kubuk from the Shareholders. Kubuk owns and operates, through its wholly-owned subsidiaries, Kubuk Investment SAC and Kubuk Gaming SAC, the Hotel Cinco Estrellas in Lima, Peru (also known as the Bruce Hotel and Casino), and owns all of the assets, licenses and other rights used in connection with the business of the Bruce Hotel and Casino.

        Closing of Share Exchange. On August 3, 2005, the Registrant completed the acquisition of Kubuk International Inc. in accordance with the terms of the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, the Registrant acquired all of the outstanding capital stock and other equity interests of Kubuk from the Shareholders by issuing 19,250,000 Exchange Shares as consideration on the terms and subject to the conditions set forth in the Share Exchange Agreement. Kubuk had 51,000,400 shares of common stock issued and outstanding, and the Shareholders received 0.3749970588 Exchange Shares for each share of Kubuk common stock tendered. No fractional shares were issued to Kubuk shareholders.

         Escrow Arrangements. Under the terms of the Share Exchange Agreement, the Registrant, Kubuk, the Shareholders, the Principal Shareholders and Wasserman, Comden, Casselman & Pearson, LLP, as “Escrow Agent”, entered into an escrow agreement dated August 3, 2005, under which the Shareholders were required to place shares of common stock issued in the Share Exchange into escrow to satisfy certain obligations under the Share Exchange Agreement. The Shareholders placed a total of 5,000,000 Exchange Shares into escrow to secure certain obligations by the Registrant and the Principal Shares to raise $5,000,000 at a minimum share price of $1.00 per share and 2,000,000 Exchange Shares into escrow to satisfy certain obligations to consultants to Kubuk. The Principal Shareholders contributed a total of 1,250,000 Exchange Shares into escrow for the purposes of exercising certain co-sale rights granted by the Registrant to the Shareholder Principals. See, “Item 1.01 Entry into a Material Definitive Agreement — Escrow Agreement” for a complete description of the terms of the escrow.

         Share Contribution. In connection with the closing of the Share Exchange, Gavin Roy, the founding shareholder of the Registrant, and two former officers and directors agreed to contribute an aggregate of 3,964,000 shares of the Registrant’s common stock to the Registrant as an additional capital contribution and the Registrant agreed to accept the Capital Contribution. The shares were cancelled effective as of August 3, 2005.

         Director and Officer Appointments: The Registrant appointed five new directors to its Board of Directors: Tom Liu, Wai Yung Lau, Jack Xu , Yong Yang and Sean Sullivan. Robert Krause resigned as a member of the Registrant’s Board of Directors. After Closing, the Registrant’s Board of Directors consists of six members, the newly appointed board members and Gavin Roy. Tom Liu was appointed as the Registrant’s Chairman and Chief Executive Officer effective immediately upon Closing.

         Proposed Financings: The Registrant intends to secure financing in the amount of $5,000,000 in one or more transactions as soon as practicable on terms acceptable to us and the Shareholders (the “Financing Transaction ”), and to raise an additional $20,000,000 (the “Subsequent Financing Transaction ”) for working capital purposes. The Registrant intends to use the proceeds from these transactions, if any, to implement a plan by Kubuk’s management to expand, renovate and modernize the current facilities of the Bruce Hotel & Casino. As of the date of Closing, the Registrant had no firm commitments with respect to the Financing Transaction or the Subsequent Financing Transaction.

DESCRIPTION OF BUSINESS

        This Description of Chilco River Holdings Inc. was prepared to update public information related to Chilco River Holdings Inc. and its business as of August 1, 2005.

History

We were incorporated on May 8, 2003 under the laws of the State of Nevada. We maintain our registered agent’s office at 6100 Neil Road, Suite 500, Reno, Nevada 89511, and our principal executive office is located at 16027 Arrow Hwy Suite D, Irwindale, CA 91706, and an office at the Bruce Hotel & Casino at Jiron Francisco Bolognesi # 171-191 in the Miraflores District, Province and Department of Lima.

Our Mineral Exploration Business

        Since our inception, we have been engaged in the business of acquiring mineral exploration properties. We currently own all rights, title and interest in one property located in British Columbia, Canada. We purchased all right, title and interest in one unpatented claim in the New Westminster Mining Division of the Province of British Columbia, known as the PEG Claim under an agreement dated November 3, 2003. The claim consists of 16 units located in southwestern British Columbia, Canada, from Nicholson & Associates of Vancouver, British Columbia, subject to a 2-1/2% net smelter royalty and a 7-1/2% gross rock revenue royal from the sale of rock and gravel to NIC. We have the right to reduce the net smelter royalty to 1% by paying Nicholson & Associates $1 million within 12 months from the date we commence commercial production on the property. We agreed to pay advance royalties of $25,000 annually commencing on November 3, 2006. Nicholson & Associates agreed to provide to us with geological consulting services for the claims and to maintain the claims in good standing for at least 24 months from the recording date of claim.

        We completed an initial exploration program on the PEG Claim, at a cost of $2,854. A report has been prepared which recommended a further two-stage program. We will not be able to determine whether or not our mineral claim contains a commercially exploitable mineral deposit until appropriate further exploratory work is done and an economic evaluation based on that work concludes economic viability. Our property is an exploration stage property with no known ore reserves, and we cannot assure you that any commercially viable mineral deposit exists on our property. We were unable to secure funding to conduct additional exploration work on the PEG Claim and we suspended work on the PEG Claim. Our management began exploring other business opportunities at the beginning of 2005.

Forward Stock Split

        On July 11, 2005 at 5:00 p.m. (Eastern Standard Time)(Record Date), we effected a 2 for 1 forward stock split of our issued and outstanding shares of common stock, par value $0.001, by way of share dividend payable upon surrender of certificates pursuant to Section 78.215 of the Nevada General Registrant Law. The share dividend is payable upon surrender of the outstanding share certificates. Shareholders are required to surrender their existing share certificates representing shares of common stock issued before the Record Date by tendering the such share certificates to our transfer agent. Upon surrender of the outstanding share certificates representing the issued and outstanding shares of common stock held by shareholders on the Record Date, our transfer agent will issue new share certificates giving effect to the share dividend so that each one share of common stock of the Registrant issued and outstanding prior to the Record Date shall represent two post-split shares of our common stock. Immediately prior to the stock dividend, we had 3,057,000 shares of common stock issued and outstanding. After giving effect to the stock dividend, we had 6,114,000 shares of common stock issued and outstanding.

Acquisition of Bruce Hotel & Casino

        On July 15, 2005, we entered into a Share Exchange Agreement with Kubuk International, Inc., a California corporation; its shareholders, Tom Liu, David Liu, Lee Kuen Cheung, Wai Yung Lau, Zheng Liu, Yizhi Zeng, Luisa Wong, Jack Xu, Yong Yang and Guoxiu Yan; and Tom Liu, as Shareholders Representative. Under the terms of the Share Exchange Agreement, we agreed to acquire all of the issued and outstanding capital stock of Kubuk from the Shareholders. Kubuk owns and operates, through its wholly-owned subsidiaries, Kubuk Investment SAC and Kubuk Gaming SAC, the Hotel Cinco Estrellas in Lima, Peru (also known as the Bruce Hotel and Casino), and owns all of the assets, licenses and other rights used in connection with the business of the Bruce Hotel and Casino. We closed the share exchange transaction on August 3, 2005, and Kubuk International, Inc. became our wholly-owned subsidiary.

        The terms of the Share Exchange Agreement and the transactions thereunder are described under “Item 1.01 — Entry into a Material Definitive Agreement.”

History of the Bruce Hotel & Casino

        Kubuk, through its wholly-owned subsidiaries, Kubuk Investment SAC and Kubuk Gaming SAC, own all of the assets of and operates the Bruce Hotel & Casino. Kubuk acquired the Bruce Hotel & Casino from Bruce Grupo Diversion S.A.C., a corporation owned and controlled by David Liu. Bruce Grupo Diversion S.A.C. operated the Bruce Hotel & Casino since 2002. The Bruce Hotel & Casino has been in operation since 1997.

        The Bruce Hotel & Casino is located Jiron Francisco Bolognesi # 171-191 in the Miraflores District, Province and Department of Lima, approximately 30 minutes from Jorge Charvez International Airport in the heart of Miraflores. The Bruce Hotel & Casino is a “destination” hotel location for visitors traveling to the Republic of Peru, particularly, those from the People’s Republic of China. The Bruce Hotel & Casino business consists of a hotel, restaurants, a gaming casino and real property. Prior to signing the Share Exchange Agreement, we developed a plan to expand, renovate and modernize the current facilities of the Bruce Hotel & Casino and temporarily suspended the operation of the gaming room in March 2005. We intend to raise capital to fund the expansion, renovation and modernization of the Bruce Hotel & Casino.

Acquisition of the Bruce Hotel & Casino from Bruce Grupo Diversion S.A.C.

        On August 04, 2001, Bruce Grupo Diversion S.A.C. and Kubuk Investment S.A.C. entered into a sell and purchase agreement of the real property at Jiron Francisco Bolognesi # 171-191 in the Miraflores District, Province and Department of Lima, the 14 story building is the location of the Bruce Hotel & Casino was contributed into Kubuk Investment S.A.C. The sell and purchase agreement was registered into the Public Records of Lima, and was notarized by Dra. Maria Soledad Perez Tello. The purchase price was $2,904,000.00 and was divided into five quotas after the initial payment of $400,000. The entire quota was paid off on May 21, 2005.

        In Febuary of 2005, Bruce Grupo Diversion S.A.C. and Kubuk Investment S.A.C. entered a sale and purchase agreement of the real property at Jiron Francisco Bolognesi # 155-191 in the Miraflores District, Province and Department of Lima, the 7 story building along with parking garage was the location of Bruce Grupo Diversion S.A.C. and was contributed into Kubuk Investment S.A.C. The sale and purchase agreement was registered into to the Public Records of Lima, and was notarized by Dr. Fredy Cruzado Rios. The purchasing price was $400,000 and was paid.

        The personal property and movable property necessary for the operation of a hotel and casino were transferred to Kubuk Investment and Kubuk Gaming in 2005.

        On June 15, 2005, all of the issued and outstanding shares of capital stock of Kubuk Investment S.A.C. and Kubuk Gaming S.A.C. were acquired by Kubuk Investment S.A.C. in a share exchange by which the stockholders of Kubuk Investment and Kubuk Gaming acquired the voting common stock of Kubuk International in exchange for the common stock of Kubuk International pursuant to Internal Revenue Code Section 368(a)(1)(B).

        On July 1st, 2005, the Peruvian gaming authority (MINCETUR) issued a gaming license to Kubuk Gaming S.A.C.

Bruce Hotel & Casino Business

        The Bruce Hotel & Casino is located at Jiron Francisco Bolognesi # 171-191 in the Miraflores District, Province and Department of Lima, approximately 30 minutes from Jorge Charvez International Airport in the heart of Miraflores. The Bruce Hotel & Casino is a “destination” hotel and casino location for visitors traveling to the Republic of Peru and caters to visitors from the People’s Republic of China.

        The Bruce Hotel & Casino is a full service hospitality facility with standard and premium lodging accommodations (rooms and suites). In addition, the hotel encompasses several dining facilities and a full featured Gambling Casino with traditional gaming tables and slot machines.

        Hotel: The Bruce Hotel & Casino is a 60 room full service hospitality facility with standard and premium lodging accommodations (rooms and suites) and dining facilities. The amenities include guest suites and rooms, sauna, air conditioning, mini-bar, telephone, hair dryer, wake-up service/alarm-clock, radio, satellite TV and safe deposit boxes. The hotel can accommodate 200 guests. In addition, the hotel offers a gaming room, meeting/banquet facilities and a barber/beauty shop. The room fare ranges from $70 for a standard room to $95 for an executive suite.

        The area surrounding the Bruce Hotel and Casino is primarily urban infrastructure, such as asphalt roads, concrete sidewalks, city water and sewage, public electricity and garbage collection as well as phone lines. The Bruce Hotel and Casino is located on commercial property and is located on a major thoroughfare. Miraflores District is one of the most important financial and commercial centers of Lima and approximately 20 minutes from the historical center of Lima.

        Restaurants: The Bruce Hotel & Casino features two full service restaurants serving Chinese and international cuisine. The restaurants seat 200 guests, respectively. The Bruce Hotel & Casino holds a retail liquor license.

        Gaming Casino: The gaming casino is a full featured casino with 20 traditional gaming tables (blackjack, roulette, craps and poker) and approximately 220 slot machines. The casino is located on the second floor of the Hotel and is approximately 622 share meters. The casino features two full bars, VIP area and can accommodate 300 guests.

        The gaming casino operates under a gaming license issued to Kubuk Gaming SAC by the Republic of Peru. The gaming casino is currently closed for remodeling and is scheduled to reopen to the public in the fourth quarter of 2005.

        Slot Room: The slot room is located on the first floor of the Hotel next to the lobby. The slot room features 212 slot machines and can accommodate approximately 300 guests.

        Real Property: Kubuk owns all of the real property and assets used in the operation of the Bruce Hotel & Casino. The property consists of one seven-story building and one fourteen-story building that are physically connected and have been configured for use as a hotel, casino and office space. The property also includes a parking garage. Kubuk owns all of the fixtures, improvements, systems, furniture, gaming machines and gaming tables and the other contents currently used in the business of the Bruce Hotel & Casino. See. “Description of Property” below.

Regulation and Licensing

        Hotel: The Bruce Hotel & Casino maintains a Five Star Hotel license issued by the Ministry Of External of Commerce and Tourism Assistant Ministry of Tourism National Office of Tourism Development.

        Gaming Regulations: The ownership and operation of casino gaming facilities are subject to extensive regulations by the National Bureau of Tourism of the Department of Foreign Trade and Tourism (the “Tourism Bureau”). We are required to obtain and maintain a gaming license to conduct gaming. The limitation, conditioning or suspension of our gaming license could (and the revocation or non-renewal of gaming license, or the failure to reauthorize gaming would) materially adversely affect our operations. In addition, changes in law that restrict or prohibit our gaming operations could have a material adverse effect on us.

        In general, issuance of gaming license require the following:

        (a)        The exploitation of slots machines or casino must be complementary to tourism activity. Therefore, it impossible to operate casino and slots machines, without a hotel or a restaurant as principal activity. By regulations, the casino and slot machines must be within a 5 star rating hotel or a 5 fork rating restaurant if located in the country’s capital city of Lima. Outside of Lima, casinos can be in three- or four-star hotels or resorts and at five-star restaurants.

        (b)        The principal shareholders must demonstrate economic solvency and moral suitability in order to operate casino and slot machines. A series of background check must be conducted before the issuance of the license.

        (c)        The Peruvian law demands the delivery of a letter deposit before the operation of the rooms. For the room of slots machines the letter deposit will be equal to one thousand dollars for every slot machine. In the case of the casino, the letter deposit it will be equal to five hundred thousand dollars.

        (d)        There are restrictions for the geographical location of the room of game. The location of the operation needs to be 150 meters away from churches, educational institutions, barracks and hospitals.

        Licenses are valid for five years and renewable based on the above criteria.

        Gaming License: Gaming licenses are issued under Law No. 27155, “Law that Regulates the Exploitation of Casino Games and Slot Machines”, which grants the National Bureau of Tourism the administrative powers to authorize related to the application of said Law, which states in subsection a) article 25, that the National Bureau of Tourism has the powers to issue and revoke authorizations for the exploitation of casino games.

        Kubuk Gaming, SAC holds a license No. 060-MINCETUR/VMT/DNT, pursuant to the Tourism Bureau’s Director Resolution issued on July 1, 2005. Under this license, the Bruce Hotel is authorized to operate twenty-one (21) gaming tables featuring Black Jack, Roulette American Style, Roulette French Style, Pal Gow Polar, Punto and Banca, Craps and Caribbean Poker. In addition, the Bruce Hotel & Casino operates 220 slot machines. This license is valid for five years.

        Kubuk Gaming, SAC holds a second license No. 145-MINCETUR/VMT/DNT pursuant to the Tourism Bureau’s Director Resolutions issued on July 1, 2005. Under this license, the Bruce Hotel is authorized to operate 212 slot machines and 93 “read-only” game programs. This license expires on April 27, 2009.

        Taxation: The Bruce Hotel & Casino is subject to regulatory, legal, tax or ancillary government oversight of the Federal Republic of Peru. Net profits derived from the operations of Kubuk Investment SAC and Kubuk Gaming SAC are subject to taxation at the federal, state and local levels. The Federal Republic of Peru imposes a 12% fixed gaming tax on the total amount of all wagers made by players less all payments received by such players. We also collect a 19% (IGV) sales tax from the consumers of the hotel, restaurant, and sauna. The corporate tax is charged at 30% of total income. If Kubuk Gaming SAC or Kubuk Investment SAC totally or partially distributes its profits (“utilidades”), an additional rate of 4.1% will be imposed on the distributed amount, provided that the company actually distributes its profits (“utilidades”) in cash or in kind.

Competition

        The gaming industry, including the development, operation and management of casinos, racetracks and other types of gaming facilities, is highly competitive, especially given the rapid rate at which the industry is expanding. For example, we compete with a number of gaming facilities of varying quality and size, including gaming facilities that are more established and have more resources, along with other forms of gaming and entertainment. Many competitors have available to them substantially greater financial and personnel resources than us. Competition in the future may also be affected by overbuilding which can adversely affect patronage levels. Given the current regulatory climate and limited number of new gaming opportunities, it is likely that competition in our industry will intensify in the future.

        We compete with six local casinos, Casino Golden Palace, Casino La Hacienda, Casino Stellaris, Casino Sheraton, Casino Los Delfines, Casino Miraflores. Bruce Casino is the second largest casino, and the only one with 100% ownership to the hotel and restaurants and other installations.

Marketing

        Latin America is the home to over 525 million people and is growing at an average of 1.42% per year. Latin America is also becoming a key potential tourism destination for business and leisure travelers, which is benefiting its local growing gaming markets. Latin America’s travel & tourism industry is expected to generate 2.6 per cent of GDP and experienced a total 2.6 per cent real growth in 2003, and 5.4 per cent in 2004. The entire Latin America’s gaming industry is estimated to have an effective gambling turnover exceeding $40 billion. We will target at attracting tourists to Latin America through a campaign in cooperation with the Ministry of External Commerce and Tourism.

        In Peru, we estimate that land based casinos is a more than $2.5 billion per year industry. We believe that there are over 50,000 gaming machines and 180 gaming tables in Peru. The Bruce Hotel & Casino attracts customers to its casino by designing and implementing marketing and promotional programs for local residents, tourists and visitors. We place significant emphasis on attracting local residents and seek to maintain a strong local identity by engaging in promotion, primarily by direct mailing and posting flyers, from time to time.

        Approximately 70% of our hotel guests are visitors from the People’s Republic of China. We target tourist from the People’s Republic of China through marketing programs, including special rate programs for travel agents and promoters. With a population of 1.3 billion people, China boasts some 20 million people with million-dollar fortunes and 100 million wealthy citizens with money to travel, according to Argentina’s trade group Feghra. The number of Chinese tourists could rise to 100 million in 2020, according to the World Tourism Organization.

        In the year 2002 all Chinese citizens with a government issued work passport could fly to the Republic of Peru without any additional Visa requirements. This ease of travel prompted a tremendous number of visitors to the Republic of Peru from the People’s Republic of China and provided a high level of occupancy and high casino gaming revenues for the Bruce Hotel & Casino.

        In 2003 the government of the People’s Republic of China ceased issuing work passports to its citizens and in doing so made it a requirement to secure a visa to travel to the Republic of Peru. The visa requirement significantly curtailed the number of travelers from the People’s Republic of China to the Republic of Peru and the financial results of the Bruce Hotel and Casino suffered from reduced hotel occupancy and reduced casino gaming revenues.

        In November 2004, China included Peru on its Approved Destination Status list. This means that Chinese are able to travel more easily as part of organized group and that Peruvian travel agents can advertise and promote tourism inside China. We anticipate that the number of Chinese citizens visiting the Bruce Hotel and Casino will increase as Chinese citizens take advantage of the easing of travel restrictions to the Republic of Peru.

        Approximately 4,800 Chinese tourists visit Peru every year. We believe that the number should rise to 25,000 in 2005 with Peru’s inclusion on the official list. We believe that by 2006, Peru could reach some 100,000 Chinese tourists a year. There are currently no direct flights between Peru and China, but Chinese airlines hope to launch direct flights in 2005 through a code-sharing arrangement with South American airlines.

Employees and Labor Relations

        As of August 1, 2005, we had 124 full time employees. Prior to temporary closure of the casino for renovation, the Bruce Hotel & Casino employed approximately 170 full time employees.

        None of the Bruce Hotel & Casino employees are members of a union. We are not a party to any collective bargaining agreement. We are subject to certain federal and local safety and health, employment and environmental laws, regulations and ordinances that apply to non-gaming businesses generally. Individual workers choose one of two alternative social security and pension plans. Under both, the employer pays 9% of the worker’s monthly wage for social security (health benefits). We have not made, and do not anticipate making, material expenditures with respect to such regulations.

        We believe that the Bruce Hotel & Casino has good relationships with its employees.

REPUBLIC OF PERU

Government

The Toledo administration has continued to suffer political setbacks. In response to this, on February 25, 2005, President Toledo announced a change in the composition of the cabinet. Carlos Gamarra was replaced by Eduardo Salhuana as Justice Minister; Javier Neves was replaced by Juan Sheput as Labour Minister; Alfonso Velasquez was replaced by David Lemor as Production Minister; and Alvaro Quijandria was replaced by Manuel Manrique as Agriculture Minister.

The Economy

Peru’s gross domestic product, or GDP, grew by 4.8% during 2004, compared to 4.0% in 2003. All sectors experienced positive growth rates with the exception of agriculture, which was negatively affected by a severe drought in the northern coast of Peru that mainly affected rice and sugar cane production.

Fishing grew by 30.5% in 2004, recovering from the decrease in 2003 of 12.5%, while non-primary manufacturing grew by 7.2%, followed by 4.8% in wholesale and retail trade, 4.7% in construction and other services and 4.6% in electricity and water.

The Peruvian economy has generally been growing since July 2001, as shown in the following table of monthly GDP growth rates from January 2001 to March 2005.

Gross Domestic Product Growth
(percentage change from corresponding month of previous year, at constant 1994 prices)

	2001	2002	2003	2004	2005

January	(2.4)	5.4	5.4	3.5	5.4
February	(3.1)	2.6	5.8	5.0	6.7
March	(5.8)	1.1	6.1	5.9	4.0
April	1.1	9.1	3.2	3.4	6.4
May	(1.1)	5.2	1.7	3.6
June	(3.5)	4.8	6.7	2.6
July	1.1	4.7	3.5	3.7
August	1.4	3.7	2.9	5.9
September	2.2	8.1	3.3	4.7
October	3.6	3.6	4.9	2.3
November	3.0	6.2	1.0	8.7
December	6.5	4.2	3.6	8.7

_________________

(1)	Preliminary data.

Source: Instituto Nacional de Estadistica en Informatica, or INEI.

In April 2005, GDP increased by 6.4%, as compared to the GDP in April 2004, which grew 3.4% as compared to the GDP in April 2003. This rise in GDP growth was largely a result of growth in the non-primary sector, mainly the non-primary manufacturing and construction sectors, which increased 9.3% and 10.6%, respectively, between May 2004 and April 2005.

According to preliminary figures, during the first quarter of 2005, Peru’s GDP expanded by 5.4%, as compared to 4.8% in the first quarter of 2004, following an increase of 6.6% during the fourth quarter of

2004. Growth in the first quarter of 2005 continued to be driven by the external sector as real exports grew by 19.9%, and domestic demand, which grew by 4.4%, also had an increasingly important role. Exports continued to grow for both traditional and non-traditional products.

Traditional exports that increased included zinc, copper, molybdenum, fishmeal and coffee, offsetting reduced exports of gold. Non-traditional exports grew 25%, led by textiles, especially knitted garments for the United States market, chemicals, agriculture and livestock and fish products.

Private investment has been growing since the third quarter of 2002 due to a stable macroeconomic environment, allowing firms to enlarge production capacity to respond to increasing levels of domestic consumption. During the first quarter of 2005, private investment grew by 7.7% and private consumption increased by 4.0% as compared to an increase of 3.1% in the same period in 2004, national income grew 6.8% and employment grew 3.9%.

On the supply side, the most dynamic sector was non-primary manufacturing, followed by services, electricity and water and agriculture, as shown in the next table.

The following table sets forth the distribution of GDP in the Peruvian economy, indicating for each sector its annual growth rate for the periods indicated, in each case as compared to the corresponding period in the previous year.

Gross Domestic Product by Sector
(percentage change from corresponding previous period, at constant 1994 prices)

	For the twelve months ended December 31,		For the three months ended March 31,

	2003	2004(1)	2004(1)	2005(1)

Primary production:
Agriculture and livestock(2)	2.1	(1.1)	2.0	3.0
Fishing	(12.5)	30.5	18.9	1.3
Mining and hydrocarbons(3)	6.8	5.4	12.9	0.8

Total primary
production	3.5	2.5	7.1	1.9
Secondary production:
Manufacturing	2.4	6.7	5.2	4.9
Primary	(1.8)	4.6	1.8	(3.3)
Non-Primary	3.6	7.2	5.4	6.7
Construction	4.2	4.7	7.0	2.8
Electricity and water	4.9	4.6	4.9	3.5

Total secondary
production	3.1	6.0	5.6	4.3
Services:
Wholesale and retail trade	3.2	4.8	3.4	5.6
Other services(4)	4.6	4.7	4.5	6.8

Total services	4.2	4.7	4.2	6.5

Total GDP	4.0	4.8	4.8	5.4

_________________

(1)	Preliminary data.
(2)	Includes forestry.
(3)	Includes non-metallic mining.
(4)	Includes taxes on products and import duties.

Source: INEI and Central Bank (Banco Centrale de Reserva del Peru).

RISK FACTORS

        Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

        Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

All of our revenues and income are expected to be derived from the Bruce Hotel and Casino.

        We anticipate that all of our revenue and income, if any, will be derived from the operations of the Bruce Hotel & Casino. We have no other source of operating revenue. We anticipate that results of operations at the Bruce Hotel & Casino will be lower than historical periods because the gaming casino has been closed for remodeling since March 2005 and is not expected to reopen until the fourth quarter of 2005.

We have no experience in the hospitality industry.

        Prior to our acquisition of Kubuk we were in the business of exploring mineral properties. We have no prior experience in the hospitality or gaming industry. We will rely on the experience and expertise of Tom Liu, our new Chief Executive Officer, and our newly appointed board of directors in the management of the Bruce Hotel & Casino. Mr. Liu has limited experience in managing a public company.

We are subject to extensive regulation from gaming authorities that could adversely affect us.

        As owners and operators of gaming facilities, we are subject to extensive regulation. Governmental authorities require us and our subsidiaries to demonstrate suitability to obtain and retain various licenses and require that we have registrations, permits and approvals to conduct gaming operations. The regulatory authorities in Peru may limit, condition, suspend or revoke a license to conduct gaming operations or prevent us from owning the securities of any of our gaming subsidiaries. We may also be deemed responsible for the acts and conduct of our employees. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied against us, our subsidiaries and the persons involved. The suspension or revocation of any of our licenses or the levy on us or our subsidiaries of a substantial fine would have a material adverse effect on our business.

        To date, the Bruce Hotel & Casino has demonstrated suitability to obtain and have obtained all governmental licenses, registrations, permits and approvals necessary for us to operate our existing gaming facilities. However, like all gaming operators, we must periodically apply to renew our gaming license. We cannot assure you that we will be able to obtain such renewals. In addition, if we expand our gaming operations as planned to increase the number of tables and slot machines, we will have to meet suitability requirements and obtain additional licenses, registrations, permits and approvals from gaming and non-gaming authorities. Accordingly, the regulation and timing of installation and operation of gaming tables and machines may be delayed or restricted.

The availability and cost of financing could have an adverse effect on business.

        We intend to finance our current and future expansion and renovation projects primarily with cash flow from operations and equity or debt financings. If we are unable to finance our current or future expansion projects, we will have to adopt one or more alternatives, such as reducing or delaying planned expansion, development and renovation projects as well as capital expenditures, selling assets, securing debt financing, or obtaining additional equity financing or joint venture partners. These sources of funds may not be sufficient to finance our expansion, and other financing may not be available on acceptable terms, in a timely manner or at all. If we are unable to secure additional financing, we could be forced to limit or suspend expansion, development and renovation projects, which may adversely affect our business, financial condition and results of operations.

Potential Changes in Regulatory Environment.

        From time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming operations. In addition, from time to time, certain anti-gaming groups may propose referenda that, if adopted, would limit our ability to continue to operate in those jurisdictions in which such referenda are adopted. Any expansion of gaming or restriction on or prohibition of our gaming operations could have a material adverse effect on our operating results.

We are subject to the possibility of an increase in gaming taxes, which would increase our costs.

        Taxing authorities raise a significant amount of revenue through taxes and fees on gaming activities. We believe that the prospect of significant revenue is one of the primary reasons that jurisdictions permit legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to normal federal and local income taxes, and such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to our operations. From time to time, federal and local legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. In addition, poor economic conditions could intensify the efforts of state and local governments to raise revenues through increases in gaming taxes. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Such changes, if adopted, could have a material adverse effect on our business, financial condition and results of operations.

We are subject to non-gaming regulation that could adversely affect us.

        We are subject to a variety of other local rules and regulations, including zoning, environmental, construction and land-use laws and regulations governing the serving of alcoholic beverages. We must maintain a hotel license to operate our hotel and a liquor license to serve alcoholic beverages. The loss of these licenses would have a material adverse impact on our revenues and results of operations. Penalties can be imposed against us if we fail to comply with these regulations. The imposition of a substantial penalty or the loss of service of a gaming facility for a significant period of time would have a material adverse affect on our business.

We intend to make substantial investments in renovating, expanding and improving the Bruce Hotel & Casino.

        We intend to raise approximately $25 million to fund the expansion, renovation and modernization of the Bruce Hotel & Casino. The gaming casino in the Bruce Hotel & Casino has been closed since March 2005 for remodeling and renovation, the first stage of our renovation project. We estimate that we will be required to raise approximately $5 million to complete the renovation and reopen the gaming casino. Our ability to generate sufficient revenue to earn a profit is dependent on our ability to raise the necessary funds to complete the renovation and to open our casino. We are in the process of seeking capital to complete the renovation, but have no firm commitments at this time.

        Our ability to benefit from our investments will depend on many factors, including:

•	our ability to successfully complete the renovations;

•	our ability to successfully integrate the expanded operations;

•	our ability to attract and retain competent management and employees;

•	our ability to secure the licenses, permits and approvals; and

•	the availability of adequate financing on acceptable terms.

        Many of these factors are beyond our control. Therefore, we cannot be sure that we will be able to recover our investments in the expansion, renovation and modernization of the Bruce Hotel & Casino.

We may experience construction delays during our expansion project.

        We currently are engaged in a substantial renovation project to improve our gaming casino. We also are evaluating other expansion opportunities at the Bruce Hotel & Casino. The anticipated costs and construction periods are based upon budgets, conceptual design documents and construction schedule estimates prepared by us in consultation with our architects and contractors.

        Construction projects entail significant risks, which can substantially increase costs or delay completion of a project. Such risks include shortages of materials or skilled labor, unforeseen engineering, environmental or geological problems, work stoppages, weather interference and unanticipated cost increases. Most of these factors are beyond our control. In addition, difficulties or delays in obtaining any of the requisite licenses, permits or authorizations from regulatory authorities can increase the cost or delay the completion of an expansion or development. Significant budget overruns or delays with respect to expansion and development projects could adversely affect our results of operations.

If our key personnel leave us, our business will be significantly adversely affected.

        Our continued success will depend, among other things, on the efforts and skills of a few key executive officers and the experience of our property managers as well as our ability to attract and retain additional highly qualified personnel with gaming industry experience and qualifications to obtain the requisite licenses. We do not maintain “key man” life insurance for any of our employees. There is no assurance that we would be able to attract and hire suitable replacements for any of our key employees. We need qualified executives, managers and skilled employees with gaming industry experience to continue to successfully operate our business. We believe a shortage of skilled labor in the gaming industry may make it increasingly difficult and expensive to attract and retain qualified employees. We expect that increased competition in the gaming industry will intensify this problem.

Inclement weather and other conditions could seriously disrupt our business, financial condition and results of operations.

        Our business is seasonal and inclement weather conditions could affect the number of visitors to our hotel and casino. Our facilities are subject to risks including loss of service due to casualty, mechanical failure, extended or extraordinary maintenance, flood, hurricane or other severe weather.

        Reduced patronage and the loss of service for any period of time could adversely affect our results of operations. We do not maintain business interruption insurance to compensate us if our hotel and casino experience a closure.

        Access to a number of our facilities may also be affected by road conditions, such as construction and traffic.

Energy and fuel price increases may adversely affect our costs of operations and our revenues

        Our casino properties use significant amounts of electricity, natural gas and other forms of energy. While no shortages of energy have been experienced, substantial increases in the cost of electricity in the Peru will negatively affect our results of operations. In addition, energy and fuel price increases in cities that constitute a significant source of customers for our properties could result in a decline in disposable income of potential customers and a corresponding decrease in visitation to our properties, which would negatively impact our revenues. The extent of the impact is subject to the magnitude and duration of the energy and fuel price increases, but this impact could be material.

A downturn in general economic conditions may adversely affect our results of operations.

        Our business operations are subject to changes in international, national and local economic conditions, including changes in the economy related to future security alerts in connection with threatened or actual terrorist attacks in the United States, Spain and London, and related to the war with Iraq, which may affect our customers’ willingness to travel. A recession or downturn in the general economy, or in a region constituting a significant source of customers for our properties, could result in fewer customers visiting our properties, which would adversely affect our results of operations.

Our success depends on visitors from the People’s Republic of China and changes to regulations related to tourism may adversely affect our results of operations.

        Approximately 70% of the guests at the Bruce Hotel & Casino during the year ended December 31, 2004, were tourist from the People’s Republic of China. We target tourist from the People’s Republic of China through our marketing programs. In 2003 the government of the People’s Republic of China ceased issuing work passports to its citizens and in doing so made it a requirement to secure a visa to travel to the Republic of Peru. The visa requirement significantly curtailed the number of travelers from the People’s Republic of China to the Republic of Peru and the financial results of the Bruce Hotel and Casino suffered from reduced hotel occupancy and reduced casino gaming revenues. In 2004, the Chinese government signed an agreement with the Republic of Peru adding Peru to its list of Approved Destination Status, permitting Chinese to travel more easily in Peru in organized group. If the Chinese government should change this policy and restrict travel to the Republic of Peru or the Republic of Peru should impose restrictions on entry, these changes would likely have a material adverse affect on our results of operations.

Our results of operations are subject to foreign currency exchange fluctuations between the U.S. dollar and nuevo sol (PEN), the currency of Peru.

        Our functional currency is the U.S. dollar. All of our expected revenue and expenses from the operation of the Bruce Hotel & Casino are expected to be in nuevo sol (PEN), the currency of Peru. Recently, the value of the U.S. dollar has declined compared to the PEN, and we expect that the exchange rate will fluctuate in the future. As a result, we may experience losses or declines in our gross profit margins as a result of fluctuations in the foreign currency exchange rates. At the present time, we do not hedge our foreign currency exchange risks.

Risks Related to Peru

Our ownership of Peruvian companies and operation involves certain considerations not typically associated with ownership of U.S. companies, including those discussed below, and therefore should be considered more speculative than investment in the U.S..

Political and economic situation has historically been unstable

        During the past several decades, Peru has had a history of political instability that included military coups d’ tat and different governmental regimes with changing policies. Past governments have frequently played an interventionist role in the nation’s economy and social structure. Among other things, past governments have imposed controls on prices, exchange rates, local and foreign investment and international trade, have restricted the ability of companies to dismiss employees and have expropriated private sector assets.

        Following the resignation of the former president, Alberto Fujimori (1990-2000), after revelations of corruption, the president of Congress, Valentin Paniagua, became interim president in November 2000. In 2001 Mr Paniagua oversaw free and fair presidential and congressional elections, and transferred power to the newly elected president, Alejandro Toledo of Peru Posible, on July 28, 2005. Since 2001, under President Toledo, Peru has pursued an ambitious program to re-establish democracy, following a decade of increasingly authoritarian rule and rampant corruption under the former Fujimori government, and is promoting a market-based economy that will benefit all citizens. Toledo is also devolving more power to the provinces. A weak congressional position and extremely low levels of popularity since 2002 have ensured that Mr Toledo’s position as president has been fragile throughout, and his leadership of government ineffectual at times.

        Inflation as measured by the Lima consumer price index has decreased from 7,650% in 1990 to 39.5% in 1993 to 1.79% in the period from January to May 2005, which is lower than the inflation rate for the same period in the previous year (3.18%). Peru’s gross domestic product, or GDP, grew by 4.8% during 2004, compared to 4.0% in 2003. In April 2005, GDP increased by 6.4%, as compared to the GDP in April 2004, which grew 3.4% as compared to the GDP in April 2003. This rise in GDP growth was largely a result of growth in the non-primary sector, mainly the non-primary manufacturing and construction sectors, which increased 9.3% and 10.6%, respectively, between May 2004 and April 2005.

        Notwithstanding the progress achieved in restructuring Peru’s political institutions and revitalizing the economy, there can be no assurance that President Toledo’s government, or any successor government, can sustain the progress achieved. In addition, it is possible that Toledo’s support could be eroded as a result of certain effects of current programs. For example, privatizations may result in layoffs due to the reduction in the work force of privatized companies. As in the case of all foreign investments, our investments in Peru could in the future be adversely affected by increases in taxes or by political, economic or diplomatic developments.

Our business and the tourism industry may be subject to terrorism and other threats

        Peru experienced significant terrorist activity in the 1980s and early 1990s, during which period anti-government groups escalated their acts of violence against the government, the private sector and Peruvian residents. The Company’s operations have not been directly affected by the terrorist activity.

        There has been substantial progress in suppressing terrorist activity since 1990, in part as a result of the arrest of the leaders and approximately 2,000 members of the two principal terrorist groups. Notwithstanding the success achieved during Fujimori’s regime, Peru during President Toledo’s rule has been swamped with a wave of social protests coupled with an increase in domestic guerilla terrorism activities. In June 2003, President Toledo was forced to declare a state of emergency to handle these issues. There can be no assurance that the progress achieved in combating terrorist activity can be sustained.

Currency fluctuations may have a negative impact on our results of operations

        Our income in Peru is denominated in Nuevos Soles, and substantially all of our income from casino and gaming operation will be received or realized in Nuevos Soles. However, we will be required to compute and distribute our income in U.S. dollars, and the computation of income will be made on the date of our receipt at the currency exchange rate in effect on that date. Accordingly, changes in the value of the Nuevo Sol against the U.S. dollar will result in corresponding changes in the U.S. dollar value of our assets denominated in Nuevos Soles and will change the U.S. dollar value of income and gains derived in Nuevos Soles. It is possible that the value of the Nuevo Sol could fall relative to the U.S. dollar between receipt of income and our distributions or date of accounting. In addition, assuming new proceeds are raised from future offerings, if the value of the Nuevo Sol falls relative to the U.S. dollar between the time we incurs expenses in U.S. dollars (i.e., contracting for capital improvements or purchase of equipment) and the time expenses are paid, the amount of Nuevos Soles required to be converted into U.S. dollars in order to pay expenses will be greater than the equivalent amount in Nuevos Soles of such expenses at the time they were incurred.

        In September 1991, the Nuevo Sol replaced the inti as the official currency of Peru. In February 1985, the inti had replaced the original Sol. Between 1978 and 1985, the Sol was gradually devalued through a crawling-peg system of mini-devaluations. Multiple exchange rates were utilized in the late 1980s in an attempt to favor manufacturing exports but were abandoned in 1990 in favor of a single-rate system.

The following table shows the nuevo sol/U.S. dollar exchange rate for the dates and periods indicated.

Exchange Rates (S/. per US$)
	Exchange Rates (1) (S/. per US$)

	End or period	Average

	3.44	3.45
2001
2002	3.51	3.52
2003	3.46	3.48
2004	3.29	3.41
2005
January	3.26	3	.27(2)
February	3.26	3	.26(2)
March	3.26	3	.26(2)
April	3.26	3	.26(2)
May	3.26	3	.26(2)

_________________

(1)	Official rates offered by banks.
(2)	Average from the first day of the month indicated to the end of the month indicated.

Source: Peru Central Bank.

The Central Bank of Peru has a history of adopting a policy of non-intervention in the exchange rate market, however, Since 2003, the Central Bank has conducted regular interventions in the foreign exchange market in order to reduce volatility in the value of Peru's currency against the U.S. dollar and to meet the demand for Nuevo Soles caused by pension funds and commercial banks restructuring their portfolio to include more assets denominated in Nuevo Soles as compared to foreign currency. The reduced volatility has enabled the Central Bank to increase its international reserves.

Peru has been subject to high levels of inflation in the past

        Peru historically has experienced very substantial, and in some periods extremely high and variable, rates of inflation. Annual inflation, as measured by consumer price index ("CPI), averaged 29.2% during the 1970s, accelerated in the 1980s and reached 7,500% in 1990. The economic and monetary program that the government implemented during the early 1990s achieved a drastic reduction in inflation. CPI during 2003 demonstrated relative stability, with an average inflation rate of 2.3%, as compared to 0.2% for 2002 and 2.0% for 2001. This record has served to foster confidence in the stability of the Peruvian currency.

        The consumer price index, or CPI, increased 3.5% during 2004. This rise in prices reflected supply shocks, including significant increases in the international prices of petroleum, wheat and soya oil as well as in the prices of some domestic foodstuffs such as rice and sugar, caused by the drought in the northern coast of Peru and restrictions of imports; these factors together account for 2.5 percentage points of annual inflation. These factors were partially attenuated by an appreciation of Peru's currency. In the period from January to May 2005, the annual inflation rate was 1.79%, lower than the inflation rate for the same period in the previous year (3.18%).

        Inflation and rapid changes in inflation rates have had and may continue to have significant effects both on the Peruvian economy and on the Peruvian securities and foreign exchange markets. There can be no assurance that the government's economic and monetary reform measures will be any more successful than previous programs in reducing inflation in the long term.

        Since we operate our primary business in Peru, we may be adversely affected by high inflation levels.

Exchange controls implemented by Peru may affect our ability to exchange Nuevo Sol for U.S. dollars

        Prior to 1991, Peru exercised control over the foreign exchange markets by imposing multiple exchange rates and placing restrictions on the possession and use of foreign currencies. In 1991, the Fujimori administration eliminated all foreign exchange controls and the exchange rates were unified. Currently, foreign exchange rates are determined by market conditions, with regular operations by the Central Bank in the foreign exchange market in order to reduce volatility in the value of Peru's currency against the U.S. dollar. There can be no guarantee, however, that limits on our ability to remit profits will not be imposed in the future. Furthermore, if Peru were to reinstitute exchange control and if we were to issue promissory notes to raise or borrow funds, our ability to service debt could be adversely affected. There can be no assurance that the Peruvian government will continue its current policy of permitting currency transfers and conversions without restriction.

Availability of information on our competitors in Peru

        Although Peruvian generally accepted accounting, auditing and financial reporting standards and practices are similar in some respects to those employed in the United States, they are not equivalent and differ significantly in certain fundamental areas, most notably the treatment of inflation accounting. Moreover, equity research and public information on businesses and individuals is not as common in Peru as it is in the United States. As a consequence, fewer research reports are available on Peruvian hospitality and gaming operation than on similar U.S. operation.

Enforceability of judgments under Peruvian law may be difficult

        Substantially all of our assets are located in Peru and are held by the subsidiaries in Peru. In the event that investors were to obtain a judgment in the United States against us, Kubuk International Inc., Kubuk Investment SAC or Kubuk Gaming SAC and seek to enforce such judgment in Peru, the investor's ability to enforce the judgment in Peru would be subject to Peruvian laws regarding enforcement of foreign judgments. In general, Peruvian law provides that a judgment of a competent court outside of Peru would be recognized and could be enforced against the assets of the debtor in Peru, subject to the following statutory limitations set forth in the Peruvian civil code: (i) the judgment must not resolve matters for which exclusive jurisdiction of Peruvian courts applies (i.e., disputes relating to real estate located in Peru); (ii) the competence of the foreign court which issued the judgment must be recognized by Peruvian conflict of laws rules; (iii) the party against whom the judgment was obtained must have been properly served in connection with the foreign proceedings; (iv) the judgment of the foreign court must be a final judgment, not subject to any further appeal; (v) no pending proceedings may exist in Peru among the same parties and on the same subject; (vi) the judgment by the foreign court cannot be in violation of public policy; and (vii) the foreign court must grant reciprocal treatment to judgments issued by Peruvian courts. Moreover, there can be no assurance that a judgment rendered against us in the United States in a bankruptcy-related action would be enforceable against the assets of our subsidiaries in Peru or that a Peruvian court would not assert jurisdiction in a bankruptcy proceeding.

Risks Related to Securities

New legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

        We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

While we believe we have adequate internal control over financial reporting, we are required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002. Any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.

        Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we expect that beginning with our annual report on Form 10-KSB for the fiscal year ended December 31, 2006, we will be required to furnish a report by management on our internal control over financial reporting. Such report will contain among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. Such report must also contain a statement that our auditors have issued an attestation report on our management's assessment of such internal controls. Public Company Accounting Oversight Board Auditing Standard No. 2 provides the professional standards and related performance guidance for auditors to attest to, and report on, our management's assessment of the effectiveness of internal control over financial reporting under Section 404.

        While we believe our internal control over financial reporting is effective, we are still compiling the system and processing documentation and performing the evaluation needed to comply with Section 404, which is both costly and challenging. We cannot be certain that we will be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that such internal control is effective. If we are unable to assert that our internal control over financial reporting is effective as of December 31, 2006 (or if our auditors are unable to attest that our management's report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

        Failure to comply with the new rules may make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

You may lose your entire investment in our shares.

        An investment in our common stock is highly speculative and may result in the loss of your entire investment. Only investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in us.

There is only a limited trading market for our securities.

        Our common stock is quoted for trading on the National Association of Securities Dealers over-the-counter bulletin board, and there is currently only a limited trading market for our common stock. There can be no assurance that an active market will develop or be sustained. The lack of an active public market for our common stock could have a material adverse effect on the price and liquidity of the common shares.

Our officers and directors beneficially own approximately 65.7% of our issued and outstanding common stock, which may limit your ability to influence corporate matters.

        As of July 31, 2005, Tom Liu, our Chief Executive Officer, beneficially owned 7,213,439 shares of our common stock (approximately 33.6%); David Liu, Tom Liu's father, beneficially owned 4,823,121 shares of our common stock (approximately 22.4%); Guo Xiu Yan, Tom Liu's mother, owned 1,807,913 shares of common stock (approximately 8.43%); and our other officers and directors, collectively, as a group, beneficially owned 5,405,525 shares of our common stock (approximately 25.19%). These shareholders could control the outcome of any corporate transaction or other matter submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, and also could prevent or cause a change in control. The interests of these shareholders may conflict with the interests of our other shareholders.

        Third parties may be discouraged from making a tender offer or bid to acquire us because of this concentration of ownership.

Broker-dealers may be discouraged from effecting transactions in our common shares because they are considered a penny stock and are subject to the penny stock rules.

        Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a "penny stock." Subject to certain exceptions, a penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares are considered penny stock. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

        A broker-dealer selling penny stock to anyone other than an established customer or "accredited investor," generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Trading on the OTC Bulletin Board may be sporadic because it is not a stock exchange, and stockholders may have difficulty reselling their shares.

        Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like AMEX.

Accordingly, you may have difficulty reselling any of the stock you purchase.

In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment will be compromised because we do not intend to pay dividends.

        We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.

DESCRIPTION OF PROPERTY

        Kubuk Investment SAC owns all of the real property used in the operation of the Bruce Hotel & Casino. The real property consists of two parcels:

300 square meter parcel: Edificio Bolognesi 171, according to the Public Record in presence of the Notary Public, Oscar Leyton Zarate, dated November 26, 1996, registered in File number 1646871 (Ficha numero 164871, Asiento 1-c) of the Public Buildings Registry of Lima.

900 square meter parcel: Edificio Bolognesi 191, according to the Public Record in the presence of Notary Public, Fidel D'jalma Torres Zevallos, dated August 7, 1996, registered in File numbers 1119538 to 1119540; 1119553 to 1119563;1119546 to 1119552; 1119882, 1119542, 1119564 to 1119566, 1119595 to 111602, 1119591 to 1119594; 1119543, 1119544 and 1119603 of the Public Buildings Registry of Lima.

        The Bruce Hotel & Casino is housed in two buildings: one seven-story building with approximately 1950 square meters and one fourteen-story building with approximately 7,250 square meters that are physically connected and have been configured for use as a hotel, casino and office space. The property also includes a parking garage for 20 cars. There is plenty of off-street parking.

        Kubuk owns all of the fixtures, improvements, systems, furniture, gaming machines and gaming tables and the other contents currently used in the business of the Bruce Hotel & Casino.

        We do not own any real property for investment purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth information as of August 5, 2005 regarding the ownership of our common stock by:

•	each person who is known by us to own more than 5% of our shares of common stock; and

•	each named executive officer, each director and all of our directors and executive officers as a group.

        The number of shares beneficially owned and the percentage of shares beneficially owned are based on 21,450,000 shares of common stock outstanding as of August 5, 2005.

        Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following July 31, 2005 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Officers, Directors and Principal Stockholders

Name and Address of Beneficial Owner		Prior to Share Exchange		After giving effect to the Share Exchange

Name/Position	Address	Number of Shares(1)(2)	Percentage of issued and outstanding	Number of Shares(1)		Percentage of issued and outstanding

Officers and Directors

Tom Yu Liu,	16027 Arrow Hwy Suite D	--	--	7213439	(4)(5)	33.62%
Chairman and Chief	Irwindale, CA 91706
Executive Officer

Gavin Roy,(6)	595 Howe Street, Suite 206	3,650,000	59.21%	86,000	(6)	--
Treasurer & Director	Vancouver, B.C, V6C 2T5

Wai Yung Lau,	16027 Arrow Hwy Suite D	--	--	2762826	(4)(7)	12.88%
Director	Irwindale, CA 91706

Yong Yang	16027 Arrow Hwy Suite D	--	--	240245	(4)(8)	1.12%
Director	Irwindale, CA 91706

Jack Xu,	16027 Arrow Hwy Suite D	--	--	240245	(4)(9)	1.12%
Director	Irwindale, CA 91706

Sean Sullivan,(10)	Unit 300, the Graceway	--	--	1,200,000	(10)	5.59%
Director	House, Provindanciale, Turks & Caico British West Indies

David Wong Liu	16027 Arrow Hwy Suite D	--	--	4823121	(4)(11)	22.49%
Irwindale, CA 91706

5% Shareholders

Lee Kuen Cheung	16027 Arrow Hwy Suite D	--	--	1561598	(4)(12)	7.28%
Irwindale, CA 91706

Guoxiu Yan	16027 Arrow Hwy Suite D	--	--	1807913	(4)(13)	8.43%
Irwindale, CA 91706

Officers and Directors as		4,050,000	65.70%	10,302,510		48.03%
a Group (6 persons)(7)

_________________

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned. Figures shown are on a non-diluted basis.

(2)	Based on 6,164,000 shares of the Registrant’s common stock issued and outstanding immediately prior to the Share Exchange.

(3)	Based on 21,450,000 shares of the Registrant’s common stock issued and outstanding immediately following the Share Exchange.

(4)	The number of shares and the percentage of issued and outstanding shares held by each of the listed shareholders is subject to adjustment based on the number of shares placed into escrow and subject to cancellation. The Kubuk Shareholders received 0.3749970588 Exchange Shares for each share of Kubuk common stock tendered. The Kubuk Shareholders placed a total of 5,000,000 Exchange Shares into escrow to secure certain obligations by the Registrant and the Principal Shares to raise $5,000,000 at a minimum share price of $1.00 per share. The Kubuk Shareholders placed a total of 2,000,000 Exchange Shares into escrow to satisfy certain obligations to consultants to Kubuk. The Kubuk Shareholders have voting power over these shares pending release from escrow. The shares are to be released to consultants of Kubuk upon the satisfaction of certain conditions or cancelled if the conditions are not satisfied. The Principal Shareholders of Kubuk, Tom Liu and David Liu, contributed a total of 1,250,000 Exchange Shares into escrow for the purposes of exercising certain co-sale rights granted by the Registrant to the Shareholder Principals.

(5)	Includes 3,372,186 shares of common stock held in escrow pursuant to escrow arrangements entered into in connection with our acquisition of Kubuk International Inc.

(6)	In connection with the Share Exchange, the Registrant and Mr. Roy entered into a Share Contribution Agreement dated effective as of August 3, 2005, under which Mr. Roy contributed an aggregate of 3,564,000 shares of the Registrant’s common stock to the Registrant as a Capital Contribution. The Registrant accepted the Capital Contribution and cancelled 3,564,000 shares of common stock.

(7)	Includes 1,004,664 shares of common stock held in escrow pursuant to escrow arrangements entered into in connection with our acquisition of Kubuk International Inc.

(8)	Includes 87,362 shares of common stock held in escrow pursuant to escrow arrangements entered into in connection with our acquisition of Kubuk International Inc.

(9)	Includes 87,362 shares of common stock held in escrow pursuant to escrow arrangements entered into in connection with our acquisition of Kubuk International Inc.

(10)	Mr. Sullivan served as a consultant to Kubuk International Inc. prior to the Share Exchange and has the right to acquire up to 1,200,000 shares of common stock from escrow upon the satisfaction of certain conditions, including the successful completion of a financing transaction to raise $5,000,000. As of July 31, 2005, the conditions have not been satisfied.

(11)	Includes 2,254,744 shares of common stock held in escrow pursuant to escrow arrangements entered into in connection with our acquisition of Kubuk International Inc.

(12)	Includes 567,854 shares of common stock held in escrow pursuant to escrow arrangements entered into in connection with our acquisition of Kubuk International Inc.

(13)	Includes 657,423 shares of common stock held in escrow pursuant to escrow arrangements entered into in connection with our acquisition of Kubuk International Inc.

(14)	Includes shares of common stock held in escrow pursuant to escrow arrangements entered into in connection with our acquisition of Kubuk International Inc. and excludes 1,200,000 shares, which may be released from escrow to Mr. Sullivan under the Consulting Agreement.

        We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

        We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Directors and Executive Officers

        The Registrant’s directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the direction of the Board.

        The following table and information that follows sets forth the names, ages and positions of the directors and officers of the Registrant:

Name and Municipality of Residence	Current Office	Principal Occupation	Director Since	Age
Tom Liu	Director, Chief	Chief Executive Officer of the	August 3, 2005	25
	Executive Officer and Chief Financial Office	corporation; General Manager for Kubuk Investment S.A.C. and Kubuk Gaming S.A.C.
Gavin Roy	Director	Principal of Magellan Management Limited	May 10, 2005	39
Wai Yung Lau	Director	Chief Financial Officer of Bruce Group	August 3, 2005	42
		International, Hong Kong
Jack Xu	Director	Consultant to Kubuk Investment	August 3, 2005	56
Yong Yang	Director	General Manager for Canada Higher	August 3, 2005	43
		Investment Co. Ltd.
Sean Sullivan	Director	Managing Director of TCI Global Limited	August 3, 2005	42

The following is a description of the business background of the directors and executive officers of the Registrant.

Tom Liu

Tom Liu has been with Bruce Grupo Diversion since 1998. Mr. Liu is fluent in four languages, English, Spanish, Cantonese, and Mandarin. He was appointed as the Casino Vault Manager in 1998, and worked closely with the gaming commission in casino’s daily results. By 2000, he was promoted to Casino Floor Manager, where he worked directly with the casino floor operations and assisted in marketing and promotions. Mr. Liu now serves as the General Manager for Kubuk Investment S.A.C. and Kubuk Gaming S.A.C.

Gavin Roy

Mr. Roy has extensive experience in the financial services business. Mr. Roy is currently the principal of Magellan Management Company, a venture capital firm in Vancouver, British Columbia. Prior to forming Magellan Management in 2005, Mr. Roy’s principal occupation during the past five years has been as an investment advisor with Canaccord Capital Corporation, Octagon Capital Corporation, and Global Securities Corporation. Mr. Roy has been a registrant in Canada with the British Columbia, Alberta, Saskatchewan and Ontario securities commissions. Mr. Roy is the founding shareholder of Chilco River Holdings Inc.

Wai Yung Lau

Wai Yung Lau is presently the Chief Financial Officer of Bruce Grupo Hong Kong Limited and has expertise in financial practices. She was the Chief Financial Officer of WuJin Construction Co., Chengdu, China, a construction company involved in many projects in Chengdu, China, such as the ChengDu Technology Tower and SiChuan Lung Quan Resort. In 2003, Mrs. Lau moved to Hong Kong, and served the Chief Financial Officer of Bruce Group International, Hong Kong. In 2004, Mrs. Lau was employed by ING Insurance Group, where she was an advisor in investments, life insurance and finance.

Yong Yang

Yong Yang received his bachelor degree in finance from the Northwest University of Business in 1989. Soon after graduation, Mr. Yang was appointed General Manager of NanChong Securities Exchange Company. During his term, Mr. Yang helped two state owned companies going public in the Chinese stock exchange. From 1994 to 1999, Mr. Yang joined HuaXia Securities, Chengdu branch, and severed as General Manager. Mr. Yang practiced investment banking and acquisitions of other companies. Mr. Yang then joined the New Light Technology Investment Company as the President of the company. The company engaged in retro-reflecting material development and production, now the company product owns the majority market in SiChuan, China. Mr. Yang immigrated to Canada in July of 2000, and now severs as General Manager for Canada Higher Investment Co. LTD.

Jack Xu

Jack Xu studied in the School of Business of HaErBin, China and received degrees in business administration and finance. From 1982 to 1995, Mr. Xu helped establish SiChuan Investment Bank, and appointed as vice president, during his term, he specialized in bonds, securities, and investment banking. Mr. Xu then severed as President of the SiChuan JiaLin Investment in Hong Kong from 1995 to 2000, where he provided advice on investment banking, stock analysts and mergers and acquisitions. Mr. Xu has been working with Kubuk Investment since 2001.

Sean Sullivan

Mr. Sullivan is presently the Managing Director of TCI Global Investments Ltd., a Turks and Caico Islands company he co-founded in 2004 to provide financing and investment banking services. Mr. Sullivan also co-founded Apollo Development Corp. in 2004 to acquire and develop beachfront property in the Turks and Caicos Islands. He was a Private Client Advisor at Temple Securities, Ltd. from 2001 to 2004, during which he oversaw the management of High Net Worth client accounts. While at Temple, Mr. Sullivan developed several proprietary programs for the financing and funding of various real estate development and business projects. In addition, in 2002, Mr. Sullivan formed Marlin International Venture Capital as the Managing Director to assemble a consortium of investors that acquired a controlling stake in VEM AktienBank, a leading investment Bank located in Munich, Germany.

Committees of the Board of Directors

        Our Board of Directors has established four board committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

        The information below sets out the current members of each of Registrant’s board committees and summarizes the functions of each of the committees in accordance with their mandates.

Audit Committee

        We have no standing audit committee. Our Board of Directors performs the function of an audit committee. None of the members of our board of directors satisfies the criteria for an audit committee financial expert under Item 401(e) of Regulation S-B of the rules of the Securities and Exchange Commission. Due to our relatively small size, the relatively small number of financial transactions during the proceeding fiscal year and the fact that we have negative working capital at this time we have been unable to secure the services of an audit committee financial expert. Only Sean Sullivan would be considered independent as defined by American Stock Exchange listing standards.

        Our board of directors will meet with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. Our board of directors will review our significant financial risks, will be involved in the appointment of senior financial executives and will annually review our insurance coverage and any off-balance sheet transactions.

        Our board of directors will monitor our audit and the preparation of financial statements and all financial disclosure contained in our SEC filings. Our board of directors will appoint our external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to the board of directors. Our board of directors has the authority to terminate our external auditor’s engagement and approve in advance any services to be provided by the external auditors which are not related to the audit.

Compensation

We have no Compensation Committee. Our board of directors is responsible for considering and authorizing terms of employment and compensation of executive officers and providing advice on compensation structures in the various jurisdictions in which we operate. In addition, our board of directors reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to executive officers, and proposes any awards of stock options.

Corporate Governance and Nominating

        We have no Corporate Governance and Nominating Committee due to our small size.

        Our board of directors is responsible for developing our approach to corporate governance issues.

Code of Ethics

        We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal report of code violations, and to provide accountability for adherence to the code.

Corporate Cease Trade Orders and Bankruptcies

        Except as disclosed in this prospectus, none of our directors or officers is, or has been within the ten years before the date of this prospectus, a director or officer of any other company that, while such person was acting in that capacity, was the subject of a cease trade or similar order, or an order that denied the company access to any statutory exemptions under applicable securities legislation, for a period of more than 30 consecutive days, or was declared bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that.

Penalties and Sanctions

        None of our directors or officers has been subject to any penalties or sanctions imposed by a court relating to any securities legislation or by any securities regulatory authority or has entered into a settlement agreement with a any securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

        None of our directors or officers has, within the ten years before the date of this report, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromises with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director of officer.

Conflicts of Interest

        To our knowledge, and other than as disclosed in this report, there are no known existing or potential conflicts of interest among us, our promoters, directors and officers, or other members of management, or of any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth compensation paid to each of the individuals who served as our Chief Executive Officer and our other most highly compensated executive officers (the “named executives officers”) for the fiscal years ended December 31, 2004 and 2003. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the “Salary” and “Bonus” columns in the table.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Common Shares Under Option/SARs Granted (#)	Restricted Shares or Restricted Share Units ($)	Long-Term Incentive Plan Payouts ($)	All Other Compensation ($)
Tom Liu(1)	2004	$60,000	--	--	--	--	--	--
Chairman & CEO
Brent Krause(2)	2003	$60,000	--	--	--	--	--	--
President	2004	--		--	--	--	--	--
Gavin Roy(3)	2003	--	--	--	--	--	--	--
Treasurer	2004	--	--	--	--	--	--	--

_________________

(1)	Reflects compensation paid to Tom Liu by Kubuk International SAC prior to the acquisition.

(2)	Mr. Krause resigned as our President and as a director on August 3, 2005.

(3)	Mr. Roy was appointed as our secretary and a director on May 10, 2005.

Director and Officer Stock Option/Stock Appreciation Rights (“SARs”) Grants

        We have never granted any stock options or stock appreciation rights.

Aggregated Option/SAR Exercises in Last Fiscal Year- and Fiscal Year-End Option/SAR Values

        We have never granted any stock options or stock appreciation rights.

Long Term Incentive Plan Awards

        No long-term incentive awards have been made by us to date.

Defined Benefit or Actuarial Plan Disclosure

        We do not provide retirement benefits for the directors or officers.

Compensation of Directors

        We had no arrangements pursuant to which our officers and directors are compensated by us for their services in their capacity as directors or officers, or for committee participation, involvement in special assignments or for services as consultant or experts during the most recently completed financial year.

        Our former President, Robert Krause, provided us with management services and office premises. The management services were valued at $500 per month and the office premises were valued at $500 per month. During the year ended December 31, 2004, donated services of $6,000 (2003 — $4,000) and donated rent expense of $6,000 (2003 — $4,000) were charged to operations. Mr. Krause resigned as our President and director effective on August 3, 2005.

        Our officers and directors may be reimbursed for any out-of-pocket expenses incurred by them on our behalf.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

        None

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        None.

Board Compensation Committee Report on Executive Compensation

        The primary objectives of our executive compensation program are to enable us to attract, motivate and retain outstanding individuals and to align their success with that of our shareholders through the achievement of strategic corporate objectives and creation of shareholder value. The level of compensation paid to an individual is based on the individual’s overall experience, responsibility and performance. Our executive compensation program consists of a base salary, performance bonuses and stock options. Our board of directors approves all compensation to our executive officers.

Equity Compensation Plan Information

Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)

Equity compensation plans approved by	n/a	n/a	n/a
security holders

Equity compensation plans not approved by	n/a	n/a	n/a
security holder

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         Our former President, Robert Krause, provided us with management services and office premises. The management services are valued at $500 per month and the office premises are valued at $500 per month. During the year ended December 31, 2004, donated services of $6,000 (2003 — $4,000) and donated rent expense of $6,000 (2003 — $4,000) were charged to operations.

        We acquired all of the issued and outstanding common stock of Kubuk International Inc. in a share exchange transaction. We appointed five new directors to our Board of Directors: Tom Liu, Wai Yung Lau, Nan Zheng Zhang, Yong Yang and Sean Sullivan. After Closing, our Board of Directors consists of six members, the newly appointed board members and Gavin Roy. Tom Liu was appointed as our Chairman of the Board of Directors and Chief Executive Officer effective immediately upon Closing of the Share Exchange.

DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. As at August 3, 2005, there were 21,450,000 shares of our common stock issued and outstanding.

Common Stock

        Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing 33-1/3% of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

        The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

        In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

        Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Critical Accounting Estimates

        Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles that require our management to make estimates and assumptions that affect reported amounts and related disclosures. Management identifies critical accounting estimates as:

•	those that require the use of assumptions about matters that are inherently and highly uncertain at the time the estimates are made;

•	those estimates where, had we chosen different estimates or assumptions, the resulting differences would have had a material impact on our financial condition, changes in financial condition or results of operations; and

•	those estimates that, if they were to change from period to period, likely would result in a material impact on our financial condition, changes in financial condition or results of operations.

        Based upon management’s discussion of the development and selection of these critical accounting estimates with our Board of Directors, we believe the following accounting estimates involve a higher degree of judgment and complexity.

Goodwill and Other Intangible Assets

        Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”), requires that goodwill and intangible assets with indefinite useful lives be tested for impairment annually or more frequently if an event occurs or circumstances change that may reduce the fair value of the company’s goodwill and intangible assets below its carrying value. For properties with goodwill and/or other intangible assets with indefinite lives, this test requires the comparison of the implied fair value of each property to carrying value. The implied fair value includes estimates of future cash flows that are based on reasonable and supportable assumptions and represent our best estimates of the cash flows expected to result from the use of the assets and their eventual disposition. Changes in estimates or application of alternative assumptions and definitions could produce significantly different results.

Property and Equipment

        We capitalize the cost of property and equipment. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. We depreciate property and equipment on a straight-line basis over their estimated useful lives. The estimated useful lives are based on the nature of the assets as well as our current operating strategy. Future events such as property expansions, new competition and new regulations could result in a change in the manner in which we are using certain assets requiring a change in the estimated useful lives of such assets. We evaluate long-lived assets for impairment using Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. In assessing the recoverability of the carrying value of property and equipment, we make assumptions regarding future cash flows and other factors. If these estimates or the related assumptions change in the future, we may be required to record impairment loss for these assets. Such an impairment loss would be recognized as a non-cash component of operating income.

Significant Accounting Policies

Foreign currency transaction

The majority of the transactions of Kubuk International, Inc. and subsidiaries and Bruce Groupo Diversion S.A.C. are denominated in Nuevo sol, with very few transactions denominated in US dollars. For those transactions denominated in Nuevo sol, Bruce Groupo Diversion S.A.C. records sales, costs, income and expenses at the spot exchange rate in effect on the date of transaction. Receivables and payables derived from such transactions are translated to the U.S. dollars, using spot exchange rate at the end of the period on the balance sheet. Translation gains and losses are charged or credited to income during the year and unrealized gains or losses are recorded as other income or loss at the end of the period.

Foreign currency translation

The results of the Peruvian business operations of Kubuk International, Inc. and subsidiaries and Bruce Groupo Diversion S.A.C. are translated to U.S. dollars using the current rate method. Assets and liabilities are translated at the year end at spot exchange rate, revenue and expenses at average exchange rates and equity transactions at historical exchange rates. Exchange differences arising from translation measurements at different balance sheet dates are recorded as a component of other cumulative comprehensive gains or losses.

Comprehensive income

We have adopted the provisions of SFAS No. 130, “Reporting Comprehensive Income.” SFAS No. 130 establishes a standard for reporting and displaying comprehensive income and its components within the financial statements. Comprehensive income includes charges and credits to equity that are not the result of transactions with the shareholders. Other cumulative comprehensive income represents foreign currency items associated with the transactions of Bruce Groupo Diversion S.A.C. and the spun-off Peruvian subsidiaries.

Results of Operations

        The analysis of results of operations for the interim period of year 2005 for this Form 8-K filing is made solely based on the unaudited 2005 interim consolidated financial statements of Kubuk International, Inc. and subsidiaries, including Kubuk Investment S.A.C., Kubuk Gaming, S.A.C., and a de facto subsidiary Bruce Groupo Diversion, S.A.C, which is not owned by Kubuk International, Inc. but is consolidated because it is controlled by essentially the same equity shareholder group that controls Kubuk International, Inc. as of June 30, 2005. The analysis of years 2004 and 2003 results of operations are based on the audited financial statements of Bruce Groupo Diversion, S.A.C. These 2004 and 2003 financial statements were audited by independent certified public accountants in the Republic of Peru and were expressed in Nuevo Sol (S/.), the Peruvian currency.

        All of the financial statements cited in the discussion and analysis of results of operations are prepared in conformity of the generally accepted accounting principles of the Republic of Peru, which in some respects materially differ from the generally accepted accounting principles of the United States of America. The translation of Nuevo Sol amounts to the U.S. Dollar equivalents is solely for the convenience of the readers of the Form 8-K and is not intended as an attempt to convert the bases of presentation of these financial statements from the generally accepted accounting principles of Peru to the generally accepted accounting principles of the United States of America.

Six Month Periods Ending June 30, 2004 and 2005

        Because the gambling casino portion of Bruce Hotel & Casino has been closed for renovation since March 2005, total operating revenue in the first six months of year 2005 decreased significantly compared to the same period in the previous year. According to the unaudited consolidated statement of operations of Kubuk Investment, Inc. (which took over the operation of the properties of Bruce Hotel & Casino in May 2005 from Bruce Groupo Diversion, S.A.C.) for the six months ended June 30, 2005, net revenue was in the amount of S/. 8,718410, or $2,680,039, which is derived mainly from rental of hotel rooms and restaurant sales. Net income was in the amount of S/. 3,128,234, or $961,619. As a result of the temporary closure of the casino, financial results of hotel and restaurant businesses appear to have been negatively affected. We will deem the hotel and casino as both are not in full operation and will not focus on any analysis of operation of Bruce Hotel and Casino for the six-month period ending June 30, 2005 relative to the same period from the previous year. Alternatively, we will focus on the comparison of the results of operation of Bruce Hotel and Casino for the year ending December 31, 2004 and for the year ending December 31, 2003.

Fiscal Years Ending December 31, 2004 and 2003

        Bruce Groupo Diversion S.A.C. (Bruce Groupo)‘s 2004 net revenue increased by S/.3,324,090, or $1,561,835 over the previous year. The increase represents a 15.79% surge in revenue over year 2003. Year 2004 cost of sales as a percentage of sales is 76.28% and remains consistent with that of the previous year in 2003. Gross profit in 2004 was increased compared to year 2003, accordingly. The increased gross profit in 2004 approximates 15.16% of the net revenue in year 2003.

        Selling, general and administrative expenses in year 2004 were largely consistent with the level of expenditures in year 2003. Operating income for year 2004 was higher than operating income for year 2003 by S/. 2,365,455, or by 10.67% of the 2003 operating income.

        Provision for income tax for tax year 2004 was substantially higher than income tax provided for tax year 2003, thanks to the increase in tax base caused by increased gambling revenue. Income tax expense for the years ended December 31, 2003 and 2004 were S/. 5,727,868 and S/. 7,526,456, respectively. The increase in year 2004 equals 31.4% of 2003 income tax expense.

        Because of higher tax burden, net income after tax of Bruce Groupo for 2004 increased only S/. 226,666 compared to year 2003.

        In spite of the improved financial and business operations of Bruce Groupo during year 2004, the company was still recovering from a period of lackluster occupancy rates at the hotel and declining tourist visits at the casino. Prior to year 2003, tourists from the Peoples Republic of China, where gambling is officially banned, could travel to the Republic of Peru freely without visa so long as they held working passports issued by the government of the Peoples Republic of China. The Chinese government changed this policy in 2003 and severely limited the number of Chinese tourists traveling to Peruvian destinations such as Bruce Hotel and Casino. Because Bruce Groupo generally derived more than 70% of its revenue from patrons coming from the Peoples Republic of China, the change of visa requirement had a negative impact on Bruce Groupo’s results of operation and financial position.

        Bruce Groupo, as a legal entity, is not a subsidiary of Kubuk International, Inc. The intention of the shareholders of Bruce Groupo is to dissolve this company shortly after Kubuk Investment S.A.C. and Kubuk Gaming S.A.C. assume the business operations of Bruce Hotel and Casino.

Liquidity and Capital Resources

        As of date of merger, Bruce Groupo’s capital requirements have been mainly funded by cash flows from operations. Bruce Groupo does not rely on financing from banks or other financial institutions.

Cash Flows from Operating Activities

        Cash flows from operating activities provided cash inflow in the amount of S/. 21,846,420 and S/. 16,323,426 during fiscal years ended December 31, 2004 and 2003, respectively. Trends in operating cash flows tend to follow trends in operating income, excluding non-cash charges, since the casino and hotel businesses are primarily cash-based. Cash flow from operations in 2004 increased from 2003 by S/. 5,522,994 due to higher operating income offset by higher tax payments. As part of the down trend in

2003 as a result of declining number of Chinese visitors, cash flow from operations in 2003 decreased from 2002 by S/. 6,488,232.

        At December 31, 2004 and 2003, Bruce Groupo held cash and cash equivalents of S/. 3,306,128 and S/. 2,771,476, or $1,007,659 and $800,311, respectively.

        Cash generated by the consolidated group of Kubuk International, Inc. and subsidiaries and Bruce Groupo for the six-month period ending June 30, 2005 was S/. 5,371,376, of which S/. 2,295,674 and S/. 1,657,275 were generated from collections of current and past-due accounts receivables. Cash balance, including currencies in Nuevo Sol and US Dollars, of Kubuk International, Inc. and subsidiaries as of June 30, 2005 was S/. 1,782,321, or $547,885.

Cash Flows Used by Investing Activities

        Capital expenditures in 2004 were decreased over 2003 due to completion of several expansion projects under which additional land was acquired for building improvement. Cash outflow spent on 2003 capital improvement projects totaled S/. 7,374,440, or $2,129,495.

        For the six-month period ending June 30, 2005, Kubuk Investment S.A.C. has incurred S/. 1,258,000 in renovation of casino and acquisition of operating properties.

Cash Flows Used by Financing Activities

        Bruce Groupo, as a private company, historically declared and paid dividends. During years 2004 and 2003, S/. 17,335,065 and S/. 8,627,109, or $5,283,470 and $2,491,224 of cash were used to pay dividends, respectively. The cash dividends payments represent 79.35% and 52.85% of total cash flows generated by operating activities in the current years in 2004 and 2003, respectively.

        For the six-month period ending June 30, 2005, Bruce Groupo has declared and paid cash dividends to its owners in the amount of S/. 9,017,733. In order to pay for the casino renovation, including acquisition of new gaming machineries, and operating expenses during the renovation period, shareholders of Kubuk Investment S.A.C. and Kubuk Gaming S.A.C. have contributed S/. 2,922,040 and S/. 20,000 of cash to the companies as of June 30, 2005.

        On May 21, 2005, essentially all of the hotel and casino business assets, excluding cash, account receivables and liabilities, that were previously owned and operated by Bruce Groupo were transferred to Kubuk Investment S.A.C.

MARKET FOR REGISTRANT’S COMMON EQUITY RELATED STOCKHOLDER MATTERS
AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

        Our common stock is quoted on the Over-the-Counter Bulletin Board (OTCBB) of the National Association of Securities Dealers, Inc. under the symbol “CRVH.”  Quotation on the OTCBB began March 16, 2005.  The market for shares in our common stock is limited because only a small number of our outstanding shares are available for trading in the public market. Our trading price has ranged from $0.05 to $3.25 from March 16, 2005 through August 5, 2005. On August 3, 2005, the last sale price for our common stock on the OTCBB was $2.50. OTCBB quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Number of Record Holders

        As of July 31, 2005 there were 18 record holders of our common stock.

Dividends

        We have not declared or paid any cash dividend on our common stock.

Submission of Matters to a Vote of Security Holders

        We have not submitted any matters to a vote of our shareholders during the year ended December 31, 2004 or during the current year ending December 31, 2005.

LEGAL PROCEEDINGS

        Neither we nor any of our property are currently subject to any material legal proceedings or other regulatory proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

        None

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The aggregate fees billed for the period from May 8, 2003 (date of incorporation) to December 31, 2003 and for the year ended December 31, 2004 for services rendered by our principal accountant, Manning Elliott, for our audit of annual financial statements and review of financial statements included in our Form 10-QSBs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal periods was:

Year	Fees

2003	Nil

2004	$9,675	*

*	This figure includes estimated audit fees of $3,000.

(2)	Audit-Related Fees

The aggregate fees billed for the period from May 8, 2003 (date of incorporation) to December 31, 2003 and for the year ended December 31, 2004 for assurance and related services by our principal accountant, Manning Elliot, that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the preceding paragraph:

Year	Fees

2003	Nil

2004	Nil

(3)	Tax Fees

The aggregate fees billed for the period from May 8, 2003 (date of incorporation) to December 31, 2003 and for the year ended December 31, 2004 for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning was:

Year	Fees

2003	Nil

2004	Nil

(4)	All Other Fees

The aggregate fees billed for the period from May 8, 2003 (date of incorporation) to December 31, 2003 and for the year ended December 31, 2004 for the products and services provided rendered by the principal accountant, other than the services reported in paragraphs (1), (2) and (3) was:

Year	Fees

2003	Nil

2004	Nil

        Our audit committee’s pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the audit committee pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.

        The percentage of hours expended on the principal accountant’s engagement to audit our financial statements for the most recent year that were attributed to work performed by person other than the principal accountant’s full time, permanent employees was 0%.

RECENT SALES OF UNREGISTERED EQUITY SECURITIES

        We did not issue any unregistered equity securities during the year ended December 31, 2005.

        Subsequent to December 31, 2004, we issued unregistered equity securities the following transactions:

On May 18, 2005, we issued 50,000 shares of common stock at $0.465 per share in a private transaction not involving a public offering to one non-U.S. person in an off-shore transaction pursuant to an exemption from registration available under Regulation S of the United States Securities Act of 1933, as amended.

On July 11, 2005 at 5:00 p.m. (Eastern Standard Time)(Record Date), we effected a 2 for 1 forward stock split of our issued and outstanding shares of common stock, par value $0.001, by way of share dividend payable upon surrender of certificates pursuant to Section 78.215 of the Nevada General Registrant Law. The share dividend is payable upon surrender of the outstanding share certificates. Shareholders are required to surrender their existing share certificates representing shares of common stock issued before the Record Date by tendering the such share certificates to our transfer agent. Upon surrender of the outstanding share certificates representing the issued and outstanding shares of common stock held by shareholders on the Record Date, our transfer agent will issue new share certificates giving effect to the share dividend so that each one share of common stock of the Registrant issued and outstanding prior to the Record Date shall represent two post-split shares of our common stock. No sale requiring registration under the Securities Act of 1933, as amended, was made in connection with the stock dividend.

On August 3, 2005, the Registrant completed the acquisition of Kubuk International Inc. in accordance with the terms of the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, the Registrant acquired all of the outstanding capital stock and other equity interests of Kubuk from the Shareholders by issuing 19,250,000 shares of common stock, $0.001 par value, as consideration on the terms and subject to the conditions set forth in the Share Exchange Agreement. The shares of common stock were issued to Tom Liu, David Liu, Lee Kuen Cheung, Wai Yung Lau, Zheng Liu, Yizhi Zeng, Luisa Wong, Jack Xu, Yong Yang and Guoxiu Yan in a private transaction not involving a public offering pursuant to an exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended.

On August 3, 2005, the Registrant issued 50,000 shares of common stock, $0.001 par value, to one non-U.S. person outside the United States. The shares were issued in satisfaction of certain bridge loans in the principal amount of $100,000 at a price of $2.00 per share. The shares were issued in an off-shore transaction pursuant to an exemption from registration available under Regulation S of the Securities Act of 1933, as amended.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Pursuant to our articles of incorporation and by-laws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

        Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

        Under the terms of the Share Exchange Agreement, the Registrant, KUBUK and the Shareholders agreed that the Registrant would satisfy certain debt obligations prior to the closing of the Share Exchange. The Registrant borrowed certain funds from lenders (the “Lenders”) pursuant to bridge loans in the amount of $100,000 (the “Bridge Loans”) to satisfy certain current liabilities due immediately prior to Closing. The Lenders and the Registrant agreed to convert the Bridge Loans into shares of common stock of the Registrant at $2.00 per share.

        The Registrant and the Lenders entered into stock subscription agreements under which the Registrant issued 50,000 shares of common stock to the Lender in full satisfaction of the Bridge Loans.

Item 3.02.   Unregistered Sales of Equity Securities

        On August 3, 2005, the Registrant completed the acquisition of Kubuk International Inc. in accordance with the terms of the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, the Registrant acquired all of the outstanding capital stock and other equity interests of Kubuk from the Shareholders by issuing 19,250,000 shares of common stock, $0.001 par value, as consideration on the terms and subject to the conditions set forth in the Share Exchange Agreement. The shares of common stock were issued to Tom Liu, David Liu, Lee Kuen Cheung, Wai Yung Lau, Zheng Liu, Yizhi Zeng, Luisa Wong, Jack Xu, Yong Yang and Guoxiu Yan in a private transaction not involving a public offering pursuant to an exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended.

        On August 3, 2005, the Registrant issued 50,000 shares of common stock, $0.001 par value, to one non-U.S. person outside the United States. The shares were issued in satisfaction of certain bridge loans in the principal amount of $100,000 at a price of $2.00 per share. The shares were issued in an off-shore transaction pursuant to an exemption from registration available under Regulation S of the Securities Act of 1933, as amended.

Item 5.01.   Changes in Control

        On August 3, 2005, the Registrant completed the acquisition of Kubuk International Inc. in accordance with the terms of the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, the Registrant acquired all of the outstanding capital stock and other equity interests of Kubuk from the Shareholders by issuing 19,250,000 shares of common stock, $0.001 par value, as consideration on the terms and subject to the conditions set forth in the Share Exchange Agreement. See, “Item 1.01 Entry into a Material Definitive Agreement” for a description of the terms of the Share Exchange.

        The Registrant issued shares of common stock to the Shareholders of Kubuk as follows:

			Total Exchange Consideration

Name	Total Exchange Consideration(1)	Percent of Issued and Outstanding	Shares Issued at Closing	Shareholder Escrow Shares(2)	Rightholder Escrow Shares(3)		Financing Escrow Shares(4)

Tom Yu Liu	7213439	33.69%	3841253	1873621	749448		749118

David Wong Liu	4823121	22.43%	2568377	1252759	501104	500882	500882

Lee Kuen Cheung	1561598	7.28%	993744	405609	162245		0

Wai Yung Lau	2762826	12.88%	1758162	717617	287047		0

Zheng Liu	240245	1.12%	152883	62402	24960		0

Yizhi Zeng	120122	0.56%	76441	31201	12480		0

Luisa Hong Wong	240245	1.12%	152883	62402	24960		0

Jack Xu	240245	1.12%	152883	62402	24960		0

Yong Yang	240245	1.12%	152883	62402	24960		0

Guoxiu Yan	1807913	8.43%	1150490	469587	187836		0

TOTAL:	192499998	89.74%	10999999	5000000	1999991		1249996

*	Based on 21,450,000 shares of the Registrant's common stock issued and outstanding immediately following the Share Exchange. The percentage of issued and outstanding shares held by each of the listed shareholders is subject to adjustment based on the number of shares placed into escrow and subject to cancellation. See "Item 1.01 Entry into a Material Definitive Agreement" for a description of the terms of the Share Exchange and escrow arrangements.

(1)	The Shareholders received 0.3749970588 Exchange Shares for each share of Kubuk common stock tendered.

(2)	The Shareholders placed a total of 5,000,000 Exchange Shares into escrow to secure certain obligations by the Registrant and the Principal Shares to raise $5,000,000 at a minimum share price of $1.00 per share.

(3)	The Shareholders placed a total of 2,000,000 Exchange Shares into escrow to satisfy certain obligations to consultants to Kubuk. The Shareholders have voting power over these shares pending release from escrow. The shares are to be released to consultants of Kubuk upon the satisfaction of certain conditions or cancelled if the conditions are not satisfied.

(4)	The Principal Shareholders contributed a total of 1,250,000 Exchange Shares into escrow for the purposes of exercising certain co-sale rights granted by the Registrant to the Shareholder Principals.

        Immediately prior to the closing of the Share Exchange, the Registrant had 2,200,000 shares of common stock issued and outstanding. After closing of the Share Exchange, the Registrant had 21,450,000 shares of common stock issued and outstanding. The Shareholders beneficially owned 89.74% of the issued and outstanding common stock of the Registrant immediately upon closing of the Share Exchange.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        Immediately upon closing of the Share Exchange, Robert Krause resigned as President and director of the Registrant effective August 3, 2005. There was no disagreement between Mr. Krause and the Registrant relating to the Registrant’s operations, policies or practices. The Registrant has provided Mr. Krause with a copy of this disclosure in response to Item 5.02, and the opportunity for Mr. Krause to furnish the Registrant with a letter stating whether he agrees with the statements made in response to this Item 5.02. The Registrant will furnish a copy of any letter received from Mr. Krause in response to this Item 5.02 disclosure by amendment to this Form 8-K.

        Tom Liu was appointed as the Registrant’s Chairman and Chief Executive Officer effective August 3, 2005. Mr. Liu was appointed under the terms of the Share Exchange Agreement.

        The Registrant appointed five new directors to its Board of Directors: Tom Liu, Wai Yung Lau, Nan Zheng Zhang, Yong Yang and Sean Sullivan, effective August 3, 2005. The new directors were appointed under the terms of the Share Exchange Agreement. Effective August 3, 2005, the officers and directors of the Registrant are as follows:

Name	Current Office	Principal Occupation	Director Since	Age
Tom Liu	Director, Chief	Chief Executive Officer of the	August 3, 2005	25
	Executive Officer and Chief Financial Office	corporation; General Manager for Kubuk Investment S.A.C. and Kubuk Gaming S.A.C.
Gavin Roy	Director	Principal of Magellan Management Limited	May 10, 2005	39
Wai Yung Lau	Director	Chief Financial Officer of Bruce Group	August 3, 2005	42
		International, Hong Kong
Jack Xu	Director	Consultant to Kubuk Investment	August 3, 2005	56
Yong Yang	Director	General Manager for Canada Higher	August 3, 2005	43
		Investment Co. Ltd.
Sean Sullivan	Director	Managing Director of TCI Global Limited	August 3, 2005	42

The following is a description of the business background of the directors and executive officers of the Registrant.

Tom Liu

        Tom Liu has been with Bruce Grupo Diversion since 1998. Mr. Liu is fluent in four languages, English, Spanish, Cantonese, and Mandarin. He was appointed as the Casino Vault Manager in 1998, and worked closely with the gaming commission in casino’s daily results. By 2000, he was promoted to Casino Floor Manager, where he worked directly with the casino floor operations and assisted in marketing and promotions. Mr. Liu now serves as the General Manager for Kubuk Investment S.A.C. and Kubuk Gaming S.A.C.

Gavin Roy

        Mr. Roy has extensive experience in the financial services business. Mr. Roy is currently the principal of Magellan Management Company, a venture capital firm in Vancouver, British Columbia. Prior to forming Magellan Management in 2005, Mr. Roy’s principal occupation during the past five years has been as an investment advisor with Canaccord Capital Corporation, Octagon Capital Corporation, and Global

Securities Corporation. Mr. Roy has been a registrant in Canada with the British Columbia, Alberta, Saskatchewan and Ontario securities commissions. Mr. Roy is the founding shareholder of Chilco River Holdings Inc.

Wai Yung Lau

        Wai Yung Lau is presently the Chief Financial Officer of Bruce Grupo Limited, Hong Kong. Ms. Lau has expertise in financial practices. She was the Chief Financial Officer of WuJin Construction Co., Chengdu, China, a construction company involved in many projects in Chengdu, China, such as the ChengDu Technology Tower and SiChuan Lung Quan Resort. In 2003, Mrs. Lau moved to Hong Kong, and served the Chief Financial Officer of Bruce Group International, Hong Kong. In 2004, Mrs. Lau was employed by ING Insurance Group, where she was an advisor in investments, life insurance and finance.

Yong Yang

        Yong Yang received his bachelor degree in finance from the Northwest University of Business in 1989. Soon after graduation, Mr. Yang was appointed General Manager of NanChong Securities Exchange Company. During his term, Mr. Yang helped two state owned companies going public in the Chinese stock exchange. From 1994 to 1999, Mr. Yang joined HuaXia Securities, Chengdu branch, and severed as General Manager. Mr. Yang practiced investment banking and acquisitions of other companies. Mr. Yang then joined the New Light Technology Investment Company as the President of the company. The company engaged in retro-reflecting material development and production, now the company product owns the majority market in SiChuan, China. Mr. Yang immigrated to Canada in July of 2000, and now severs as General Manager for Canada Higher Investment Co. Ltd.

Jack Xu

        Jack Xu studied in the School of Business of HaErBin, China and received degrees in business administration and finance. From 1982 to 1995, Mr. Xu helped establish SiChuan Investment Bank, and appointed as vice president, during his term, he specialized in bonds, securities, and investment banking. Mr. Xu then severed as President of the SiChuan JiaLin Investment in Hong Kong from 1995 to 2000, where he provided advice on investment banking, stock analysts and mergers and acquisitions. Mr. Xu has been working with Kubuk Investment since 2001.

Sean Sullivan

        Mr. Sullivan is presently the Managing Director of TCI Global Investments Ltd., a Turks and Caico Islands company he co-founded in 2004 to provide financing and investment banking services. Mr. Sullivan also co-founded Apollo Development Corp. in 2004 to acquire and develop beachfront property in the Turks and Caicos Islands. He was a Private Client Advisor at Temple Securities, Ltd. from 2001 to 2004, during which he oversaw the management of High Net Worth client accounts. While at Temple, Mr. Sullivan developed several proprietary programs for the financing and funding of various real estate development and business projects. In addition, in 2002, Mr. Sullivan formed Marlin International Venture Capital as the Managing Director to assemble a consortium of investors that acquired a controlling stake in VEM AktienBank, a leading investment Bank located in Munich, Germany.

        There are no family relationships among the directors and executive officers, except set forth below. Wai Yung Lau is Tom Liu’s aunt.

        There are no formal employment agreements entered with any officer or director.

        Each of the newly appointed directors were appointed under the term of the Share Exchange Agreement. Tom Liu is President and was a principal shareholder of Kubuk International Inc. Tom Liu, Wai Yung Lau, Jack Xu and Yong Yan were shareholders of Kubuk International Inc. Sean Sullivan is a consultant to Kubuk International Inc.

Item 8.01.   Other Events

Item 9.01.   Financial Statements and Exhibits

Financial Statements of the Business Acquired

It is impractical to provide the required financial statements for Kubuk International Inc. at the date of the filing of this Form 8-K. The required financial statements will be provided as soon as practicable but not later than seventy-one days after the date on which this Form 8-K must be filed.

Pro Forma Financial Information

It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable but not later than seventy-one days after the date on which this Form 8-K must be filed.

Exhibits

Exhibit Number	Description
99.1	Share Exchange Agreement dated July 15, 2005
99.2	Escrow Agreement dated August 3, 2005
99.3	Contribution Agreement dated July 26, 2005
99.4	Stock Purchase Agreement dated July 26, 2005
99.5	Gaming License
99.6	Slot Machine License
99.7	Hotel License
99.8	Appraisal
99.9	Interim Financial Statements for the six month period ended June 30, 2005 of Kubuk International, Inc.
99.10	Financial Statements for the years ended December 31, 2004 and 2003 for Bruce Grupo Diversion S.A.C.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHILCO RIVER HOLDINGS INC. (Registrant) By: /s/ Tom Liu Tom Liu Chief Executive Officer and Chief Financial Officer

Dated:   August 8, 2005